UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒           Definitive Proxy Statement

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☐           Soliciting Material Pursuant to § 240.14a-12

FRANKLIN COVEY CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

January 14, 2011

FRANKLIN COVEY CO.

You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Covey Co. (the Company), which will be held on Friday, January 14, 2011 at 8:30 a.m., at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 (the Annual Meeting), for the following purposes:

(i)	To elect nine directors to serve until the 2012 Annual Meeting;
(ii)	To approve the amendment and restatement of the Franklin Covey Co. 1992 Stock Incentive Plan;
(iii)	To consider and vote on a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal quarter ending November 27, 2010; and
(iv)	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on January 14, 2011.  The proxy statement and annual report to shareholders are available at www.shareholdermaterial.com/FC.

The Board of Directors has fixed the close of business on November 19, 2010, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All shareholders are urged to attend the meeting.

By Order of the Board of Directors,

/s/ Robert A. Whitman

Robert A. Whitman
Chairman of the Board of Directors
December 13, 2010

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete your proxy.  Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2331

PROXY STATEMENT

Annual Meeting of Shareholders
January 14, 2011

SOLICITATION OF PROXIES

This Proxy Statement is being made available to the shareholders of Franklin Covey Co., a Utah corporation (FranklinCovey, the Company, us, our, or we), in connection with the solicitation by the board of directors (the Board or Board of Directors) of the Company of proxies from holders of outstanding shares of our Common Stock, $0.05 par value per share (the Common Stock) for use at our Annual Meeting of Shareholders to be held on Friday, January 14, 2011, at 8:30 a.m., at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, and at any adjournment or postponement thereof.  This Proxy Statement, the Notice of Annual Meeting of Shareholders, and the accompanying form of proxy are first being mailed to shareholders of the Company on or about December 14, 2010.

PURPOSE OF THE ANNUAL MEETING

Shareholders of the Company will consider and vote on the following proposals: (i) to elect nine directors to serve until the next annual meeting; (ii) to approve the amendment and restatement of the Franklin Covey Co. 1992 Stock Incentive Plan; (iii) to consider and vote on a proposal to ratify the appointment of KPMG LLP (KPMG) as our independent registered public accountants for the fiscal quarter ending November 27, 2010; and (iv) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

COSTS OF SOLICITATION

We will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparation, assembly, printing, and mailing to shareholders this Proxy Statement and accompanying materials.  In addition to the solicitation of proxies by use of the mails, our directors, officers, and employees, without receiving additional compensation, may solicit proxies personally or by telephone, facsimile, or electronic mail.  Arrangements will be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and we will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

INFORMATION ABOUT VOTING

Who Can Vote

The only voting securities that we have outstanding are shares of our Common Stock.  Our Board of Directors has fixed the close of business on November 19, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the Record Date).  Only shareholders of record at the close of business at November 19, 2010 are entitled to vote at the Annual Meeting.  As of the Record Date, there were 17,037,070 shares of our Common Stock issued and outstanding.  The holders of record of the shares of our Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

How You Can Vote

You may submit your vote by completing, signing, and dating each proxy card received before the Annual Meeting or by voting in person at the Annual Meeting.  Sign your name exactly as it appears on the proxy card.  If you provide specific voting instructions, your shares will be voted as you have instructed.  Proxy cards submitted by mail must be received by our transfer agent no later than January 13, 2011 to be voted at the Annual Meeting.

Voting by Proxy

Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies.  If no instructions are indicated, such shares will be voted (i) FOR the election of each of the nine director nominees; (ii) FOR the approval of the amendment and restatement of the Franklin Covey Co. 1992 Stock Incentive Plan; and (iii) FOR the ratification of the appointment of KPMG as our independent registered public accountants for the fiscal quarter ending November 27, 2010, and in the discretion of the proxy holders as to any other matters as may properly come before the Annual Meeting or at any adjournment or postponement thereof.  It is not anticipated that any other matters will be presented at the Annual Meeting.

Voting at the Annual Meeting

You may vote in person by written ballot at the Annual Meeting.  However, if your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a legal proxy or other proof from that broker, trust, bank, or other nominee of your beneficial ownership of those shares as of the record date in order to vote at the Annual Meeting.  If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting.

Revocation of Proxies

A shareholder who has completed a proxy may revoke it at any time prior to its exercise at the Annual Meeting by returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

A majority of the votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Holders of Common Stock will vote as a single class.

In the election of the directors, the nine nominees receiving the highest number of votes will be elected.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election for directors.

The approval of the amendment and restatement of the Franklin Covey Co. 1992 Stock Incentive Plan requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition.  Abstentions and broker non-votes will not affect the outcome of this proposal.

The ratification of the appointment of KPMG as the Company’s independent registered public accountants requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition.  Abstentions and broker non-votes will not affect the outcome of this proposal.

PROPOSAL I
TO APPROVE THE ELECTION OF THE NINE NOMINEES AS DIRECTORS

At the Annual Meeting, nine directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified.  Unless the shareholder indicates otherwise, each proxy will be voted in favor of the nine nominees listed below.  Each of the nominees is currently serving as a Director of the Company.  If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors.  The nominees receiving the highest number of votes at the Annual Meeting will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NINE NOMINEES TO THE BOARD OF DIRECTORS.

Nominees for Election to the Board of Directors

Certain information with respect to each of the nominees is set forth below.  The information presented below for each director includes the specific experience, qualifications, attributes, and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business.

Clayton M. Christensen, Professor – Harvard Business School
Dr. Christensen was appointed as a director of the Company in March 2004 and began his service in July 2004.  Dr. Christensen is the Robert and Jane Cizik Professor of Business Administration at the Harvard Business School where he has been a faculty member since 1992.  Dr. Christensen was a Rhodes Scholar and received his Masters of Philosophy degree from Oxford and his MBA and DBA from the Harvard Business School.  He also served as President and Chairman of Ceramics Process Systems from 1984 to 1989.  From 1979 to 1984 he worked as a consultant and project manager for the Boston Consulting Group.  He serves on the boards of directors of Tata Consultancy Services (NYSE), W.R. Hambrecht, and Vanu.  Dr. Christensen is also the owner of Rose Park Advisors.

Director Qualifications:  Dr. Christensen’s research and teaching interests center on building new growth businesses and sustaining the success of companies.  His specific area of focus is in developing organizational capabilities.  Dr. Christensen is widely recognized as a leader in these fields and his knowledge and valuable insights enable him to make significant contributions to our strategic direction and development of new training and consulting services.  Additionally, Mr. Christensen’s previous work with various companies provides him with a broad perspective in the areas of management and operations.  Age: 58.

Stephen R. Covey, Author of The 7 Habits of Highly Effective People
Dr. Covey has been Vice Chairman of the Board of Directors since June 1999.  He served as Co-Chairman of the Board of Directors from May 1997 to June 1999.  Dr. Covey founded Covey Leadership Center and served as its Chief Executive Officer and Chairman of the Board from 1980 to 1997.  Dr. Covey received his MBA degree from Harvard Business School and his doctorate from Brigham Young University, where he was a professor of organizational behavior and business management from 1957 to 1983, except for periods in which he was on leave from teaching, and served as Assistant to the President and Director of University Relations.  Dr. Covey is the author of several acclaimed books, including The 7 Habits of Highly Effective People; Principle-Centered Leadership; The 7 Habits of Highly Effective Families; Living the 7 Habits: Stories of Courage and Inspiration; The 8th Habit: From Effectiveness to Greatness; The Nature of Leadership; Everyday Greatness; and The Leader in Me.  Dr. Covey is also the co-author of First Things First.  Dr. Covey is the father of David M.R. Covey and M. Sean Covey, two of our executive officers who served during fiscal 2010.

Director Qualifications: Dr. Covey is widely recognized as a thought leader in the areas of leadership, management, and organizational behavior.  Dr. Covey remains one of the most sought-after speakers in the areas of leadership and organizational development and his extensive experience in these areas provides valuable contributions to the Board of Directors with regard to innovation, strategy, curriculum development, and business planning.  Dr. Covey’s extensive experience in the training and consulting industry provides valuable insight into understanding our clients and their needs, which contributes to strategic planning and development.  Age: 78.

Robert H. Daines, Retired Professor – Brigham Young University
Dr. Daines has been a director of the Company since April 1990.  Dr. Daines is an Emeritus Driggs Professor of Strategic Management at Brigham Young University, where he was employed for 44 years.  While employed by Brigham Young University, Dr. Daines taught courses in finance, strategic financial management, and advanced financial management.  He also served as director of the MBA program from 1966 to 1978.  During that time, Dr. Daines also taught financial strategy and management controls courses for corporations such as Chase Manhattan Bank, Bank of America, and British Petroleum.  He also co-authored the finance textbook Strategic Financial Management, published by Irwin as well as several articles and cases.  Additionally, Dr. Daines served as a consultant to Aetna Life and Casualty where he managed their treasury services including cash management, accounting controls, and financial policies and procedures.  Dr. Daines received his MBA from Stanford and his DBA from Indiana University.

Director Qualifications: Dr. Daines’ extensive academic and business consulting experience provides him with significant financial, strategic, and management experience as well as a strong business acumen.  In addition to his teaching responsibilities, Dr. Daines has consulted with numerous corporations across many industries.  This experience has provided Dr. Daines with a broad perspective and enables him to make valuable contributions in the areas of management, finance, operations, strategy, and long-range planning.  Dr. Daines’ strong financial background qualifies him as our audit committee financial expert, enabling him to make valuable contributions to our audit committee.  In addition, his 20 years of experience on our Board of Directors gives him significant insight into the Company and its long-term goals.  Age: 76.

E.J. “Jake” Garn, Retired United States Senator
Mr. Garn was elected to serve as a director of the Company in January 1993.  Mr. Garn is a self-employed consultant.  From December 1974 to January 1993, Mr. Garn was a United States Senator from the State of Utah.  During his term in the Senate, Mr. Garn served six years as Chairman of the Senate Banking, Housing, and Urban Affairs Committee and served on the Appropriations, Energy and Natural Resources, and Senate Rules Committees.  Prior to his election to the Senate, Mr. Garn served as Mayor of Salt Lake City, Utah, from January 1972 to December 1974.  Mr. Garn also currently serves as a director for Headwaters, Inc. (NYSE), and Nu Skin Enterprises, Inc. (NYSE).

Director Qualifications:  Mr. Garn’s nearly 20 years of experience on our Board of Directors provides him with considerable knowledge of our business as well as historical perspective and long-term focus on the interests of the Company and its shareholders.  During his tenure in public office, Mr. Garn developed leadership and executive skills that allow him to make important contributions to various areas of management and executive decision making.  Mr. Garn’s experience with various governmental committees and organizations also provides him with valuable understanding of the regulatory and compliance environment, which allows him to make valuable contributions to the Board of Directors as the Chairman of the Audit Committee.  Age: 77.

Dennis G. Heiner, Managing Member of Sunrise Oaks Capital Fund, LLC and Lead Independent Director
Mr. Heiner was appointed as a director of the Company in January 1997 and currently serves as Managing Member of Sunrise Oaks Capital Fund, LLC, a small private bridge loan financing fund.  Mr. Heiner served from 1999 to 2004 as President and Chief Executive Officer of Werner Holding Co., a leading manufacturer of climbing products and aluminum extrusions.  Prior to joining Werner, he was employed by Black & Decker Corporation from 1985 to 1999 where he served for 6 years as Senior Vice President and President Worldwide Small Electric Appliances, and later as Executive Vice President and President of the Hardware and Home Improvement Group, a world leader in residential door hardware and plumbing fixtures.  From 1979 to 1985, Mr. Heiner was employed by Beatrice Foods where he served as a Division President.  From 1972 to 1979, Mr. Heiner was employed by Conroy Inc., a manufacturer of recreational vehicles, where he held positions of Director of Marketing and Vice President of Finance and International Marketing.  Mr. Heiner has also served on several other boards including Rayteck, Shell Oil’s AERA Board, and Werner Holdings.  Mr. Heiner received his Bachelor of Arts degree from Weber State University and his MBA degree from Brigham Young University.  He also completed Executive programs at Northwestern’s Kellogg School of Management and Harvard Business School.

Director Qualifications: Mr. Heiner brings to the Board of Directors chief executive leadership and business management experience, as well as strong operational knowledge and expertise.  Mr. Heiner’s broad industry experience, including previous roles in leadership, finance, and marketing, provides the Board of Directors with valuable contributions in the areas of management, strategy, leadership, governance, growth, and long-term planning.  Mr. Heiner’s executive leadership experience and strong business background enable him to provide strong and independent leadership on the Board of Directors in his role as Lead Independent Director.  Mr. Heiner also makes important contributions to the Company in the areas of board and business leadership development and succession planning.  Age: 67.

Donald J. McNamara, Founder of the Hampstead Group, LLC
Mr. McNamara was appointed to serve as a director of the Company in June 1999.  Mr. McNamara is the founder of The Hampstead Group, LLC (The Hampstead Group), a private equity investor based in Dallas, Texas, and has served as its Chairman since its inception in 1989.  He currently serves as a director of Kimpton Hotel and Restaurant Group, LLC.  Mr. McNamara received an undergraduate degree in architecture from Virginia Tech in 1976 and an MBA from Harvard University in 1978.  The Hampstead Group is the sponsor of Knowledge Capital, and Mr. McNamara serves as a designee of Knowledge Capital.

Director Qualifications: Mr. McNamara’s experience in private equity provides him with considerable expertise in financial and strategic matters.  This expertise enables him to make valuable contributions to the Company in the areas of raising capital, capital deployment, acquisitions and dispositions, and other major financial decisions.  Mr. McNamara’s involvement with other entities throughout his career provides him with wide-ranging perspective and experience in the areas of management, operations, and strategy.  In addition, Mr. McNamara has a meaningful understanding of our operations having served on our board of directors for more than 10 years, enabling him to make contributions to our strategy, innovation, and long-range plans.  Age: 57.

Joel C. Peterson, Founder of Peterson Partners and Chairman of Jet Blue Airlines
Mr. Peterson has been a director of the Company since May 1997.  Mr. Peterson served as a director of Covey Leadership Center from 1993 to 1997, and as Vice Chairman of Covey Leadership Center from 1994 to 1997.  Mr. Peterson founded Peterson Partners, a Salt Lake City-based private equity group with some $400 million under management, which focuses on providing growth and buyout capital to businesses with strong management teams and a track record of success.  Separate from this private equity business, Mr. Peterson founded Peterson Ventures to fulfill a passion for partnering with talented entrepreneurs in earlier stage or smaller ventures.  Mr. Peterson has been on the faculty at the Graduate School of Business at Stanford University since 1992 where he has taught courses in real estate investment, entrepreneurship, and leadership.  He was recently selected by students to receive the Distinguished Teacher Award and currently serves as director at Stanford’s Center for Leadership Development and Research, as a member of the Dean’s Advisory Group, and as an Overseer at the Hoover Institution.  Between 1973 and 1991, he was Treasurer, Chief Financial Officer, Board member, and Chief Executive Officer of Trammell Crow Company, the world’s largest private real estate development firm.  Mr. Peterson is currently Chairman of the Board at JetBlue Airways (NASDAQ), and he is on the board of Ladder Capital Finance, a billion-dollar real estate investment company.  Over the past 35 years, he has served on dozens of public and private boards including Asurion, the Dallas Market Center, Texas Commerce Bank (Dallas), the Advisory Board at the GSB at Stanford, and on the President’s Council at Brigham Young University.  He was valedictorian at his undergraduate institution, Brigham Young University, and earned an MBA from Harvard Business School in 1973.

Director Qualifications: Mr. Peterson brings chief executive leadership, extensive financial experience, and strong academic skills to our Board of Directors.  Mr. Peterson’s roles in executive leadership, financial management, and private equity enable him to make key contributions in the areas of leadership, raising capital, capital deployment, strategy, operations, and growth.  His experience with Peterson Ventures and teaching courses on entrepreneurship adds valuable knowledge in growth and long-term strategic planning as well as accessing and deploying capital.  Mr. Peterson also has a deep understanding of the Company’s operations and background with over 10 years of experience on our Board of Directors.  Age: 63.

E. Kay Stepp, Former Chairperson of Providence Health and Services
Ms. Stepp has been a director of the Company since May 1997 and served as a director of Covey Leadership Center from 1992 to 1997.  Ms. Stepp is the former chairperson of the board of Providence Health and Services, and served as President and Chief Operating Officer of Portland General Electric, an electric utility, from 1978 to 1992.  Ms. Stepp is also currently a director of StanCorp Financial Group (NYSE) and Planar Systems, Inc. (NASDAQ).  She formerly was principal of Executive Solutions, an executive coaching firm, from 1994 to 2001, and was a director of the Federal Reserve Bank of San Francisco from 1991 to 1995.  She received her Bachelor of Arts degree from Stanford University and a Master of Arts in Management from the University of Portland.  Ms. Stepp also attended the Stanford Executive Program and the University of Michigan Executive Program.

Director Qualifications: Ms. Stepp’s experience in management and as chief operating officer brings valuable knowledge to the Board of Directors in areas such as marketing, distribution, human resources, technology, and administration.  Ms. Stepp also brings the Company extensive governance experience with public corporations, private corporations, and non-profit organizations.  This background and experience allow Ms. Stepp to make valuable contributions to the Board of Directors in the areas of operations, management, compensation, and innovation.  She also brings special expertise and experience in human resource management and compensation from her consulting career, which provides her with the knowledge to serve as the chairperson of the Board’s Compensation and Organization Committee.  Ms. Stepp has a deep understanding of our operations and long-term goals from her nearly 20 years of experience on the Board of Directors.  Age: 65.

Robert A. Whitman, Chief Executive Officer and Chairman of the Board of Directors
Mr. Whitman has been a director of the Company since May 1997 and has served as Chairman of the Board of Directors since June 1999 and as President and Chief Executive Officer of the Company since January 2000.  Mr. Whitman previously served as a director of the Covey Leadership Center from 1994 to 1997.  Prior to joining us, Mr. Whitman served as President and Co-Chief Executive Officer of The Hampstead Group from 1992 to 2000.  Mr. Whitman received his Bachelor of Arts degree in Finance from the University of Utah and his MBA from the Harvard Business School.

Director Qualifications: Mr. Whitman’s leadership experience as the Chief Executive Officer of the Company and his in-depth knowledge of our strategic priorities and operations enable him to provide valuable contributions and facilitate effective communication between management and the Board of Directors.  Mr. Whitman’s role as Chief Executive Officer also enables him to provide important contributions to strengthening our leadership, operations, strategy, growth and long-range plans.  Mr. Whitman’s extensive experience in finance, private equity investing, and leadership also provides him with the knowledge to make valuable contributions to the Board of Directors in the areas of finance, raising capital, and capital deployment.  Age: 57.

CORPORATE GOVERNANCE

FranklinCovey upholds a set of basic values and principles to guide our actions and we are committed to maintaining the highest standards of business conduct and corporate governance.  We have adopted a Code of Business Conduct and Ethics for our directors, officers, and senior financial officers that include the Chief Executive Officer and Chief Financial Officer and other members of our financial leadership team.  The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.FranklinCovey.com.  In addition, each of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print free of charge to any shareholder by making a written request to Investor Relations, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331.  The Code of Business Conduct and Ethics applies to all directors, officers, and employees of FranklinCovey.

Affirmative Determination Regarding Board Independence

The Board of Directors has determined each of the following directors to be an “independent director” under the listing standards of the New York Stock Exchange (NYSE):  Clayton M. Christensen, Robert H. Daines, E.J. “Jake” Garn, Dennis G. Heiner, Donald J. McNamara, and E. Kay Stepp.

In assessing the independence of the directors, the Board of Directors determines whether or not any director has a material relationship with us (either directly, or as a partner, shareholder, or officer of an organization that has a relationship with us).  The Board of Directors considers all relevant facts and circumstances in making independence determinations, including the director independence standards adopted by the Board of Directors and the existence of related party transactions as described in the section entitled “Certain Relationships and Related Transactions” found in this report.

Board Leadership Structure

The Board of Directors does not have a policy regarding the separation of roles of Chief Executive Officer (CEO) and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon our position and direction and the overall membership of the Board.  The Board of Directors has determined that having our Chief Executive Officer currently serve as Chairman is in the best interest of our shareholders at this time because having Mr. Whitman serve in both positions makes the best use of his extensive knowledge of FranklinCovey and our industry, as well as fostering greater communication between our management and the Board.  The Board does have a Lead Independent Director, as described below.

The Board of Director’s Role in Risk Management Oversight

The Audit Committee of our Board of Directors has responsibility for the oversight of risk management, while the management team is responsible for the day-to-day risk management process.  With the oversight of the Board of Directors, management is in the process of developing an enterprise risk management strategy, whereby management identifies the top individual risks that we face with respect to our business, operations, strategy, and other factors that were recognized after discussions with key business and functional leaders and reviews of external information.  In addition to evaluating various key risks, management identifies ways to manage and mitigate such risks.  During fiscal 2010, management met with the Audit Committee to discuss the identified risks and the efforts that are designed to mitigate and manage these risks.  These risks were allocated to the various committees of the Board of Directors to allow the committees to examine a particular risk in detail and assess its potential impact to our operations.  For example, the Audit Committee reviews compliance and risk management processes and practices related to accounting and financial reporting matters; the Nominating Committee reviews the risks related to succession planning and the independence of the Board of Directors; and the Compensation Committee reviews the risks related to our various compensation plans.  In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board of Directors to facilitate proper risk oversight by the entire Board of Directors.

As part of its responsibilities, the Compensation Committee periodically reviews our compensation policies and programs to ensure that the compensation programs offer appropriate performance incentives for employees, including executive officers, while mitigating excessive risk taking.  We believe that our various compensation programs contain provisions that discourage excessive risk taking.  These provisions include:

•	An appropriate balance between annual cash compensation and equity compensation that may be earned over several years.
•	Metrics that are weighted between the achievement of overall financial goals and individual objectives.
•	Stock ownership guidelines that encourage executive officers to accumulate meaningful levels of equity ownership, which align the interests of executives with those of long-term shareholders.

Based on a review of the nature of our operations by the Compensation Committee, we do not believe that any areas of the Company are incented to take excessive risks that would likely have a material adverse effect on our operations.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

During the fiscal year ended August 31, 2010, there were four meetings held by our Board of Directors.  All of the members of our Board of Directors were able to attend at least 75 percent of the Board and committee meetings for which they were entitled to participate.  Although we encourage Board members to attend our Annual Meetings, we do not have a formal policy regarding director attendance at our annual shareholder meetings.  Eight members of our Board of Directors attended the Annual Meeting held in January 2010.

The non-management directors meet regularly in executive sessions, as needed, without the management directors or other members of management.  Dennis G. Heiner, the Lead Independent Director, generally presides over these meetings.

The following table shows the current membership of each of our committees.

Director	Audit	Nominating	Compensation
Clayton M. Christensen	-	-	-
Stephen R. Covey	-	-	-
Robert H. Daines	X	X	X
E.J. “Jake” Garn	Chair	-	-
Dennis G. Heiner	X	Chair	X
Donald J. McNamara	-	-	-
Joel C. Peterson	-	-	-
E. Kay Stepp	X	X	Chair
Robert A. Whitman	-	-	-

The Board of Directors has adopted a written charter for each of the committees.  These charters are available on our website at www.franklincovey.com.  In addition, shareholders may obtain a printed copy of any of these charters free of charge by making a written request to Investor Relations, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331.

The Audit Committee

The Audit Committee functions on behalf of the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and met seven times during fiscal 2010.  The Audit Committee’s primary functions are: (i) to review and approve the selection of, and all services performed by, our independent registered public accountants; (ii) to review our internal controls and audit functions; and (iii) to review and report to the Board of Directors with respect to the scope of our internal and external audit procedures, accounting practices and internal accounting, and financial and risk controls.  Each of the members of the Audit Committee is independent as described under NYSE rules.  The Board of Directors has determined that one of the Audit Committee members, Robert H. Daines, is a “financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Nominating Committee

The Nominating Committee met four times during the fiscal year ended August 31, 2010.  The Nominating Committee assists the Board of Directors by:  (i) identifying individuals who are qualified and willing to become Board members; (ii) recommending that the Board nominate as many identified individuals as needed for appointment as a director for each annual shareholder meeting; (iii) ensuring that the Audit Committee, the Compensation Committee, and the Nominating Committee of the Board are comprised of qualified and experienced “independent” directors; (iv) developing and recommending succession plans for the Chief Executive Officer (CEO); (v) developing corporate governance policies and procedures applicable to the Company and recommending that the Board adopt said policies and procedures; and (vi) conducting the annual board self-assessment.  All of the members of the Nominating Committee are “independent” as defined under NYSE rules.

The Compensation Committee

The Compensation Committee met seven times during fiscal 2010.  Its functions are: (i) to review and approve corporate goals and objectives relevant to CEO compensation, evaluate CEO performance in light of those goals and objectives, determine and approve CEO compensation (salaries, bonuses, and other compensation) based on this evaluation, and ensure that the CEO’s compensation plan is aligned with business strategies and designed to deliver shareholder value; (ii) to review and approve compensation for executives other than the CEO following recommendation by the CEO; (iii) to review and make recommendations to the Board for any incentive compensation and equity-based plans that are subject to Board approval; (iv) to review and administer any stock option plan, stock purchase plan, stock award plan and employee benefit plan, or arrangement established by the Board of Directors for the benefit of the our executive officers, employees, and independent directors; (v) to review management development plans and succession plans to ensure business continuity; and (vi) to provide risk oversight of all Company compensation plans.  All of the Compensation Committee members are “independent” as defined under NYSE rules.

Role of the Compensation Committee

The Compensation Committee administers all elements of our executive compensation program, including the Long-Term Incentive Plan.  The Compensation Committee has responsibility for all compensation-related matters, including equity awards for Robert A. Whitman, our Chairman of the Board of Directors and CEO.  This committee also determines any equity awards under the incentive plan for all other executive officers.  In consultation with the Compensation Committee,

Mr. Whitman annually reviews and establishes compensation for the other Named Executive Officers (as defined below).  The Compensation Committee reports quarterly to the full Board on decisions related to the executive compensation program.

Compensation Committee Membership and Process

The Compensation Committee is composed of independent directors who are not employees of the Company or our subsidiaries.  For fiscal 2010, the members of the Compensation Committee were E. Kay Stepp, who served as Chairperson, Robert H. Daines, and Dennis G. Heiner.  Except as described below in “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions,” none of the Compensation Committee members had any material business relationships with the Company.  The Compensation Committee held seven meetings during fiscal year 2010 and regularly met without any employees present to discuss executive compensation matters, including Mr. Whitman’s compensation package.

 Compensation Committee Charter

The Compensation Committee and the Board periodically review and revise the committee’s charter to ensure it accurately reflects these responsibilities and also conduct an annual committee assessment.  A copy of the Compensation Committee charter is available at www.franklincovey.com.

 Compensation Consultants

Within its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist the committee.  However, during fiscal 2010, the Compensation Committee did not engage the services of an external compensation consultant.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of our subsidiaries.

During fiscal 2010, the Company employed Boyd Craig, who is the son-in-law of Robert H. Daines, a member of the Compensation Committee, and paid him compensation totaling $151,905.

DIRECTOR NOMINATION PROCESS

As indicated above, the Nominating Committee of the Board of Directors oversees the director nomination process.  The Nominating Committee is responsible for identifying and evaluating candidates for membership on the Board of Directors and recommending to the Board of Directors nominees to stand for election.  Each candidate to serve on the Board of Directors must be able to fulfill the responsibilities for directors set out in the Corporate Governance Guidelines approved by the Board of Directors.  These Corporate Governance Guidelines may be found on our website at www.franklincovey.com.  In addition to the qualifications set forth in the Corporate Governance Guidelines, nominees for director will be selected on the basis of such attributes as their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that he or she will be able to serve on the Board for a sustained period.  In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences.  We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors.  Although we do not have a formal diversity policy relating to the identification and evaluation of nominees for director, the Nominating Committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

Although not an automatically disqualifying factor, the inability of a candidate to meet independence standards of the NYSE will weigh negatively in any assessment of a candidate’s suitability.

The Nominating Committee intends to use a variety of means of identifying nominees for director, including outside search firms and recommendations from current Board members and from shareholders.  In determining whether to nominate a candidate, the Nominating Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing Company needs and then assess the need for new or additional members to provide those capabilities.

Unless well known to one or more members of the Nominating Committee, normally at least one member of the Nominating Committee will interview a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities, and capabilities for Board membership.

Shareholder Nominations

The Nominating Committee, which is responsible for the nomination of candidates for appointment or election to the Board of Directors, will consider, but shall not be required to nominate, candidates recommended by our shareholders who beneficially own at the time of the recommendation not less than one percent of our outstanding stock (Qualifying Shareholders).

Generally speaking, the manner in which the Nominating Committee evaluates nominees for director recommended by a Qualifying Shareholder will be the same as for nominees from other nominating sources.  However, the Nominating Committee will seek and consider information concerning the relationship between a Qualifying Shareholder’s nominee and that Qualifying Shareholder to determine whether the nominee can effectively represent the interests of all shareholders.

Qualifying Shareholders wishing to make such recommendations to the Nominating Committee for its consideration may do so by submitting a written recommendation, including detailed information on the proposed candidate, including education, professional experience and expertise, via mail addressed as follows:

Franklin Covey Co.
c/o Stephen D. Young, Corporate Secretary
2200 West Parkway Boulevard
Salt Lake City, UT  84119-2331

Contractual Rights of Knowledge Capital to Designate Nominees

Under the Amended and Restated Shareholders Agreement dated March 8, 2005 between Knowledge Capital and us, we are obligated to nominate one designee of Knowledge Capital for election to the Board of Directors.  Donald J. McNamara, a current member of our Board of Directors, is the designee of Knowledge Capital pursuant to this agreement.  Upon the mutual agreement of the Company and Knowledge Capital, Robert A. Whitman, the Chairman of the Board of Directors, does not currently serve as a designee of Knowledge Capital.  To the extent requested by Knowledge Capital, we are obligated at each meeting of our shareholders at which directors are elected to cause the Knowledge Capital designee to be nominated for election and will solicit proxies in favor of such nominee and vote all management proxies in favor of such nominee except for proxies that specifically indicate to the contrary.

The Amended and Restated Shareholders Agreement also provides that we are obligated, if requested by Knowledge Capital, and to the extent permitted by law and applicable rules of the New York Stock Exchange, to ensure that at least one designee of Knowledge Capital is a member of all committees of the Board other than any special committee of directors formed as a result of any conflict of interest arising from any Knowledge Capital designee’s relationship with Knowledge Capital.  Knowledge Capital has not requested that its designee serve on any committees of the Board and Donald J. McNamara does not currently serve on any Board of Director committees.

COMMUNICATIONS WITH DIRECTORS

Shareholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o Stephen D. Young, Corporate Secretary, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 or by using our website at www.franklincovey.com.  All such communications will initially be received and processed by the office of the Corporate Secretary.  Depending on the nature of the correspondence, the Secretary or Assistant Secretary will initially review such correspondence and either (i) immediately forward the correspondence to the indicated director and to the Chair of the Nominating Committee, or (ii) hold for review for before or after the next regular meeting of the Board of Directors.  Shareholders or other interested parties wishing to communicate with Dennis G. Heiner, the Lead Independent Director, may reach him at: c/o Stephanie King, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331.

DIRECTOR COMPENSATION

In a prior year, the Compensation Committee received a report from its external consultants regarding competitive compensation practices for Boards of Directors of similar sized public companies.  There were no changes to the Board of Director compensation plan during fiscal 2010.

Robert A. Whitman, our Chairman of the Board of Directors and CEO, does not currently receive compensation for Board or committee meetings.   In fiscal 2010, the remaining directors were paid the following amounts for services provided, which did not change from fiscal 2009:

•	Each Board member was paid an annual retainer of $30,000, paid in quarterly installments, for service on the Board and attending Board meetings.

•	In lieu of committee meeting fees, each Board member was paid an additional annual retainer of $7,000 for service on each committee on which he/she served.

•	Committee chairpersons were paid an additional annual retainer of $5,000 for the Audit and Compensation Committees and $3,000 for all other committees.

•	Each non-employee member of the Board of Directors received a restricted stock award of shares equivalent to $40,000 which vests over a one-year service period.

•	Directors were reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

Fiscal 2010 Director Compensation

A	B	C	D	E	F	G	H
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option Awards ($)	Non-stock Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other Comp ($)	Total ($)
Clayton Christensen	$30,000	$39,997	-	-	-	-	$69,997
Robert H. Daines	$51,000	$39,997	-	-	-	-	$90,997
E.J. “Jake” Garn	$42,000	$39,997	-	-	-	-	$81,997
Stephen R. Covey	$30,000	$39,997	-	-	-	-	$69,997
Dennis G. Heiner	$54,000	$39,997	-	-	-	-	$93,997
Joel C. Peterson	$30,000	$39,997	-	-	-	-	$69,997
E. Kay Stepp	$56,000	$39,997	-	-	-	-	$95,997
Donald McNamara	$30,000	$39,997	-	-	-	-	$69,997
Robert A. Whitman	-	-	-	-	-	-	-

Amounts reported in column C represent the fair value of share-based compensation granted to each member of the Board of Directors.  All Board of Director unvested stock awards are made annually in January following the Annual Meeting, and have one year vesting terms.  During the year ended August 31, 2010, each non-employee member of the Board received an unvested share award of 7,633 shares that had a fair value of $39,997.  The fair value of the stock awards presented in column C was based on a share price of $5.24 per share, which was the closing price of our common stock on the date that the award was granted.  At August 31, 2010, the directors named above, other than Mr. Whitman, held a total of 97,064 shares of unvested stock and each of the directors held 12,133 shares of unvested stock.  We have not granted any stock options to members of the Board of Directors in recent fiscal years.

EXECUTIVE OFFICERS

In addition to Mr. Whitman, whose biographical information was previously presented, the following information is furnished with respect to our executive officers, who served in the capacities indicated for all or part of fiscal 2010:

Jennifer Colosimo, 41, was appointed an Executive Vice President and Chief Operations Officer in July 2010.  Ms. Colosimo joined FranklinCovey in 1996 as a Project Lead, and has been a Client Partner, Delivery Consultant, Vice President of Sales and Delivery Effectiveness, and Chief Learning Officer.  She brings 20 years of values-based change management, organizational and leadership development, and global sales experience to her work with FranklinCovey clients and our internal sales and delivery associates.  Jennifer has influenced over 30,000 clients in 48 states and 14 countries through her teaching, facilitation, and keynotes.  She is an executive coach and a catalyst for high performance at all organizational levels, from front-line to CEO.  Previous to joining FranklinCovey, Jennifer was a Change Management Consultant with Accenture.  Ms. Colosimo earned her undergraduate degree at the University of Utah and a Master’s degree in organizational communication and business administration from Purdue University.  She co-authored the book Great Work, Great Career with Dr. Stephen R. Covey which offers a practical, mind-shifting path to greatness for those seeking employment or examining how to re-engage in their current careers.

David M.R. Covey, 44, served as Co-Chief Operating Officer for Global Operations until August 31, 2010.  In this capacity, he was responsible for the success of our eight directly owned offices and numerous licensees that operate in other countries and territories around the world.  Prior to this appointment, David was Senior Vice President of U.S. Sales from September 2004 to August 2009, and was the President and General Manager of our International Division from September 2001 to August 2004.  David also served as the Managing Director of Franklin Covey Australia 1997-1999.  David earned his MBA from Harvard University, and prior to receiving his MBA David worked for two years for Procter & Gamble in Phoenix, Arizona as a Sales Representative.  David is the son of Stephen R. Covey, who currently serves as Vice-Chairman of our Board of Directors, and is the brother of M. Sean Covey.

M. Sean Covey, 46, was appointed Executive Vice President of Global Solutions and Partnerships and Education Practice Leader during fiscal 2010.  Sean was formerly Senior Vice President of Innovations and Product Development from April 2006 to September 2009, where he led the development of nearly all of FranklinCovey’s current organizational offerings, including: Focus; The 7 Habits curriculum; xQ; The 4 Disciplines of Execution; The Leader in Me, and Leadership Greatness.  Prior to 2006, Sean ran the FranklinCovey retail chain of stores, growing it to $152 million in sales.  Before joining FrankinCovey, Sean worked for the Walt Disney Company, Trammel Crow Ventures, and Deloitte & Touche Consulting.  Sean is also the author of several books, including The 6 Most Important Decisions You'll Ever Make, the New York Times Best Seller The 7 Habits of Happy Kids, and the international bestseller The 7 Habits of Highly Effective Teens, which has been translated into 20 languages and has sold over 4 million copies.  Sean graduated with honors from Brigham Young University with a Bachelor’s degree in English and later earned his MBA from Harvard Business School.  Sean is the son of Stephen R. Covey, who serves as Vice-Chairman of our Board of Directors, and is the brother of David M.R. Covey.

C. Todd Davis, 53, was appointed Executive Vice President and Chief People Officer.  Todd has over 27 years of experience in training, training development, sales and marketing, human resources, coaching, and executive recruiting.  He has been with FranklinCovey for the past 14 years.  Previously, Todd was a Director of our Innovation Group where he led the development of core offerings including The 7 Habits of Highly Effective People – Signature Program and The 4 Disciplines of Execution.  He also worked for several years as our Director of Recruitment and was responsible for attracting, hiring, and retaining top talent for the organization.  Prior to FranklinCovey, Todd worked in the medical industry for 9 years where he recruited physicians and medical executives along with marketing physician services to hospitals and clinics throughout the country.

Stephan Mardyks, 47, served as Co-Chief Operating Officer for Global Operations until August 31, 2010.  In this role, he was responsible for the global strategy, sales, delivery and operations for FranklinCovey in over 140 countries.  Stephan joined us as a Regional Director in International Sales in April 2002.  In August 2004 he was promoted to Vice President of FranklinCovey International, and became Senior Vice President of FranklinCovey International in April 2006.  Prior to joining us, Stephan served as Senior Vice President for Global Operations at Frontline Group, Worldwide Managing Director for DOOR Training International, and Vice President of Raytheon Training LLC, where he contributed to forming the global business strategy and management of its corporate university.  Mr. Mardyks is a graduate of University of Paris-Nanterre with two postgraduate degrees in Law and Educational Science.

Shawn D. Moon, 43, is an Executive Vice-President of Global Sales and Delivery for FranklinCovey, where he is responsible for the Company’s U.S. and International direct offices, the Sales Performance Practice, and the Execution and Speed of Trust Practices.  Additionally, he oversees FranklinCovey’s Government Business, Facilitator Initiatives, and Public Programs.  Mr. Moon has more than twenty years of experience in sales and marketing, program development, and consulting services.  From November 2002 to June 2005, Shawn was a Principal with Mellon Financial Corporation where he was responsible for business development for their human resources outsourcing services.  Shawn also coordinated activities within the consulting and advisory community for Mellon Human Resources and Investor Solutions.  Prior to November 2002, he served as the Vice President of Business Development for our Training Process Outsourcing Group, managed vertical market sales for nine of our business units, and managed our eastern regional sales office.  Shawn received a Bachelor of Arts from Brigham Young University in English Literature and he is the author of the book, On Your Own: A Young Adults’ Guide to Making Smart Decisions.

Stephen D. Young, 57, joined FranklinCovey as Executive Vice President of Finance, was appointed Chief Accounting Officer in January 2001, Chief Financial Officer in November 2002, and Corporate Secretary in March 2005.  Prior to joining us, he served as Senior Vice-President of Finance, Chief Financial Officer, and director of international operations for Weider Nutrition for seven years.  Mr. Young has over 25 years of accounting and management experience and is a Certified Public Accountant.  Mr. Young was awarded a Bachelor of Science in Accounting degree from Brigham Young University.  Mr. Young also serves as a board member of COMPLETExRM, Inc. a privately held related party.

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee has reviewed and discussed with management the contents of the Compensation Discussion and Analysis set forth below.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in FranklinCovey’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission for the fiscal year ended August 31, 2010.

Date: November 18, 2010                                    THE COMPENSATION COMMITTEE
E. Kay Stepp, Chairperson
Robert H. Daines
Dennis G. Heiner

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis contains information regarding future performance targets and goals.  These targets and goals are disclosed in the limited context of FranklinCovey’s compensation programs and should not be understood to be statements of management’s performance expectations or guidance or anticipated results. Investors should not apply these performance targets and goals to other contexts.

 Executive Compensation Philosophy

Guiding Principles

Overall, the same principles that govern the compensation of all our salaried associates apply to the compensation of FranklinCovey’s Named Executive Officers (NEOs).  Specifically:

•
FranklinCovey pays for performance. Executives – those with the greatest direct influence on organizational performance – have a significant portion of their compensation dependent upon achieving key annual business performance objectives and their individual contributions to those objectives. Executives are held accountable for overall organizational performance and for the execution of the Company’s key strategies.

•
Compensation rewards successful execution of the business strategy. The executive compensation program is aligned to reward achievement of our strategic and annual business plans and is paid in direct relation to our Company’s performance.

•
Our success depends on teamwork from the executive level down through the organization.  The compensation program is designed to promote shared goals and to reward Company and team success as well as individual effort.

•
All compensation components are aligned to attract and retain qualified executive talent.  Successful execution of the business strategy necessitates keeping our management team in place, engaged, and focused on achieving our business goals and strategies.  Consequently, in addition to being performance-oriented, our program is competitive, and equity awards are granted with vesting schedules designed to promote retention.

•	Executive pay is aligned with the interests of shareholders. Equity awards are used to reward executives for creating shareholder value over a multi-year period.

Importance of Governing Values

The FranklinCovey Governing Values guide our actions and the actions of our leaders as they fulfill their responsibilities to our employees, customers, shareholders, and the communities they serve.  These Governing Values include the following:

1.	Commitment to Principles

2.	Lasting Customer Impact

3.	Respect for the Whole Person

4.	Profitable Growth

In assessing the contributions of our Executive Officers to our performance, the Compensation Committee gives disproportionate weight to the quantitative results obtained, but also links a portion of executive compensation to how results were achieved and whether the decisions and actions leading to results are consistent with the Governing Values.

Objectives of the Executive Compensation Program

During fiscal 2010 we continued simplifying and streamlining our corporate organizational structure to ensure focus on our key initiatives and to allow us to adapt quickly to new client opportunities and changing market conditions.  Consistent with these objectives, our compensation objectives were specifically designed to:

1.
Ensure that total targeted compensation is competitive to attract and retain executive talent. Also, the compensation program must be cost effective in order to achieve an acceptable business model which will increase shareholder value.

2.	Provide wide target ranges in total executive compensation. We believe that we put a higher percentage of pay at risk than our market comparators.

3.	Emphasize incentive payouts tied to goal achievement over base salary. This results in a more highly leveraged total compensation program.

We believe these compensation objectives position us for success in the context of our Guiding Principles and Governing Values and create consistency between the CEO and his direct reports in terms of overall compensation structure.

Compensation Reviews

Executive compensation is reviewed annually by the Compensation Committee. As a result of the impending departure of certain members of the executive team at the end of fiscal 2010, the Compensation Committee conducted an additional review during the first quarter of fiscal 2011. While determining the total compensation package for the Named Executive Officers in fiscal 2010 and fiscal 2011, the Compensation Committee considered the following:

Competitiveness to the external market

To assess the competitiveness of our compensation plans to market, the Compensation Committee referred to the previous year’s public survey data from general industry and professional services companies similar in size to us as one information source in the mix of available information.  This procedure normalized the potential of market compensation data, preventing bias due to practices intrinsic to any one industry segment.  Survey sources included companies similar to Franklin Covey in terms of size, revenues, and/or market capitalization.  The published survey data was comprised of companies with revenues of approximately $150 million.  Specifically, the Compensation Committee reviewed compensation data for base salary, short-term incentives, total cash compensation, long-term incentives, and total direct compensation for positions comparable to those of FranklinCovey from job role and responsibility perspectives.  The information was used primarily as supplemental data to assist the Compensation Committee in understanding the current market practices, trends, and plan designs related to executive compensation and not specifically for benchmarking. The Compensation Committee also referenced their knowledge of pay for similar positions in other professional services firms in their assessment of compensation levels.
In positioning executive compensation policy for 2010, the Compensation Committee considered our future business model and how executive compensation could and should drive desired performance to that model.  Also, the Compensation Committee took into consideration the specific business challenges facing the Company as compared to those of known competitors and similar sized companies.  As a result, the Compensation Committee adjusted our total targeted compensation for the Company’s Executive Officers at the 50th to 75th percentile (depending on maturity in the position and previous performance as described above) of the general industry group for total direct compensation (base pay, short-term incentive pay at target, and long-term incentive pay) and at 100 percent of budget, i.e., for target level of performance.

Finally, the Compensation Committee considered the past performance of the Named Executive Officers, including performance against previous individual and corporate objectives; expected contribution to future corporate objectives, including changing job responsibilities; and whether the executive’s performance was achieved consistent with the Governing Values.  The Compensation Committee made final judgments regarding the appropriate compensation for each Named Executive Officer based on these additional inputs.

Recommendations from the Chairman and Chief Executive Officer

While the CEO made recommendations regarding the total compensation for those executives who report directly to him, the Compensation Committee reviewed each Named Executive Officer’s compensation and then made final compensation decisions.  The CEO did not participate in any final decisions that determined his own compensation.

Compensation Committee Knowledge of the Performance of Each NEO and His/Her Area of Responsibilities or group as Reported Quarterly to the Compensation Committee during the Fiscal Year.

Following the review of market data and CEO recommendations, the Compensation Committee considered, once again, individual contributions to the business, experience, ability to impact our financial results, and the continued impact of the slow economy on the business to determine adjustments to the level of pay for each NEO.  After considering all the factors described above, the Compensation Committee agreed that the final target total direct compensation opportunity for each NEO in fiscal 2010 would remain the same as the 2009 target which maintained each NEO within the approximate range of the 50th to 75th percentile of the market (depending on role and previous performance). This positioning was consistent with continuing to move toward the Company’s desired business model. The NEOs could earn more or less relative to the opportunity described below based on actual performance:

Fiscal 2010 Target Total Direct Compensation

Name	Base Salary	Target STIP	Target Total Cash	Target LTIP	Total Targeted Direct Compensation
Robert A. Whitman Chief Executive Officer	500,000	500,000	1,000,000	600,000	1,600,000
Stephen D. Young Chief Financial Officer	250,000	175,000	425,000	150,000	575,000
David Covey(1) Co-Chief Operating Officer, Global Operations	275,000	213,000	488,000	40,000	528,000
Stephan Mardyks(1) Co-Chief Operating Officer, Global Operations	275,000	213,000	488,000	40,000	528,000
M. Sean Covey Executive Vice President Global Solutions and Partnerships	275,000	150,000	425,000	68,000	493,000
Shawn Moon(2) Executive Vice President Domestic and Global Sales and Delivery	250,000	194,000	444,000	10,000	454,000
Jennifer Colosimo(2) Executive Vice President Chief Operations Officer	200,000	70,000	270,000	30,000	300,000

(1)
David Covey and Stephan Mardyks, by mutual agreement, terminated their employment with the Company effective August 31, 2010.  Mr. Covey and Mr. Mardyks received STIP payments as shown in the Summary Compensation Table, but all performance share awards granted under terms of the 2010 LTIP award were forfeited and they will not be eligible to receive these shares.

(2)
Subsequent to August 31, 2010, the LTIP awards noted for Shawn Moon and Jennifer Colosimo were cancelled, since these awards would have been additive to their Total Targeted Compensation, and  a proposal for a new equity incentive plan is being discussed.

The target STIP for Mr. Whitman was set at 100% of his base salary.  The target STIP was set at 70% of base salary for Mr. Young. The target STIP was set at 77% of base salary for David Covey, Stephan Mardyks, and Shawn Moon.  The target STIP was set at 55% of base salary for Sean Covey. The target STIP was set at 35% of base salary for Jennifer Colosimo. Differences in target STIP amounts as a percentage of base salary were linked to each NEO’s role and potential organizational impact. The base salary plus target STIP for each NEO resulted in target total direct compensation within  approximately the 50th to the 75th percentile of the market.

David Covey and Stephan Mardyks have since left FranklinCovey but were with FranklinCovey as NEO’s for the entire 2010 fiscal year and are therefore included in this report. For 11 months of fiscal 2010, Shawn Moon was in the role of General Manager for our Government Services vertical market and was then promoted to the role of Executive Vice President – Domestic and Global Sales and Delivery, and as such, became an Executive Officer for FranklinCovey on July 28, 2010. For the remaining month of fiscal 2010, Shawn Moon continued with the same compensation as in his previous role.

During the first quarter of fiscal 2010, the Compensation Committee approved LTIP awards for 232,576 shares of common stock (the target award) to be awarded to the NEO’s and other leaders, if the Company achieved specified financial results within a specified time period. Subsequent to year-end, the Compensation Committee cancelled this LTIP award for the majority of the potential recipients, since these awards would have been additive to their Total Targeted Compensation, and a proposal for a new LTIP award is being discussed.

In reviewing and determining the CEO’s compensation, the Compensation Committee met in an executive session to consider the same inputs for the CEO’s compensation as used for the other NEOs.

Elements of Executive Compensation

Our Executive Compensation Plan incorporates five main elements:

1.	Base Salary

2.	Short-Term Incentive Plan (STIP)

3.	Long-term Incentive Plan (LTIP) – Performance-Based Equity Grants

4.	Certain other benefits

5.	Severance benefits

6.	Change in Control severance benefits

Each element of our executive compensation program addresses different purposes, as described below:

1. Base Salary

Base salaries for NEOs were determined by considering the relative importance of the position, the competitive marketplace, and the individual’s experience, performance and contribution.  Base salaries were targeted between the 50th and 75th percentiles for fiscal 2010.  Base salaries are reviewed annually, and may or may not be adjusted to reflect changing market levels.  During the first quarter of fiscal 2010, the Compensation Committee increased Sean Covey’s base salary from $250,000 to $275,000, commensurate with his expanding role and to align with market competitive levels.  Base compensation was also reviewed for Mr. Whitman, Mr. Young and the other NEOs; the Compensation Committee determined that their base salaries were competitive with the market and no changes were made for fiscal 2010.

2. Short-Term Incentive Plan (STIP)

The annual short-term incentive plan reinforces our pay for performance philosophy and rewards the achievement of specific business and financial goals achieved during the fiscal year.

For Mr. Whitman and Mr. Young, whose primary focus is overall corporate performance, the fiscal 2010 STIP program was designed to reward financial performance (Operating Income) and the achievement of individual objectives aligned with our Wildly Important Goals (WIGs).  Their STIP payout was weighted so that 70% of the incentive was based on corporate financial goals, while 30% of the incentive was based on the achievement of individual goals.  The 70/30 split was focused on achieving significant performance improvement tied to our strategic and operational objectives. The largest portion of the incentive (70%) was aligned with achieving financial results (Operating Income), which the Compensation Committee believes is the best driver of shareholder value.

For the majority of fiscal 2010, Sean Covey continued to have primary responsibility for the development of all our products and programs. As such, his STIP was weighted so that approximately 70% of the incentive was based on product development, market research, book publishing, financial results of the Education Practice, and meeting overall SG&A and Adjusted EBITDA targets each quarter. Approximately 30% of his incentive was tied to achieving overall corporate operating results (Operating Income), thus maintaining focus on our strategy while driving completion of products and programs in support of the strategy.

For fiscal 2010, 80% of the STIP for David Covey and Stephan Mardyks was focused on achieving Adjusted EBITDA results domestically and internationally, and 20% was focused on growing the Speed of Trust and Execution Practices. For Jennifer Colosimo, 75% of the STIP was focused on achieving Adjusted EBITDA results domestically and internationally and 25% was focused on growing the Speed of Trust and Execution Practices. Shawn Moon’s STIP was 100% focused on achieving Adjusted EBITDA results for the Government Services vertical market, the Education Practice, and Sales Performance Practice, and revenue growth for our Platform Sales Initiative.

STIP Payout Opportunities: Whitman, Young, and Sean Covey

The annual STIP payout opportunities for fiscal 2010, as a percentage of base salary for Robert Whitman, Stephen Young, and Sean Covey are shown below.  The target earnings opportunity was established to position total cash compensation of these NEOs between the 50th and 75th percentiles of the market when performance is at targeted levels.

The Compensation Committee established the payout scale illustrated below with the intent of the plan paying out at target five to six times every ten years and paying out at the 120% of financial performance target  one to two times every ten years.  Payouts at 120% of the financial performance target under the plan would result in total cash compensation at or above the market 75th percentile.

Annual STIP Payouts at Various Performance Levels as a Percentage of Base Salary: Whitman, Young, and Sean Covey

Name	Minimum Payout for Financial Performance Less than 80% of Target	Threshold Payout for Financial Performance at 80% of Target (1)	Payout for Financial Performance at 100% of Target	Payout for Financial Performance at 120% of Target
Robert A. Whitman CEO	0	1%	100%	200%
Stephen D. Young CFO	0	1%	70%	140%
M. Sean Covey	0	1%	55%	110%
  (1)      Financial Performance is defined as Adjusted EBITDA less certain pre-determined charges for Mr. Whitman, Mr. Young, and Sean Covey.

For Mr. Whitman, Mr. Young, and Mr. Sean Covey, the maximum STIP payout could only be achieved based on the achievement of our annual financial goals.  In the event of performance greater than target, the maximum payout percent would be applied to both financial and individual portions of the STIP.

STIP Payout Opportunities: David Covey, Stephan Mardyks, Shawn Moon, and Jennifer Colosimo

STIPs for David Covey, Stephan Mardyks, Shawn Moon, and Jennifer Colosimo rewarded performance in their sales leadership roles, and for growing specific program areas in support of our overall business strategy. As noted, for David Covey and Stephan Mardyks, 80% of the STIP payment was based on achieving domestic and international Adjusted EBITDA results and 20% was based on revenue growth for the Speed of Trust and Execution Practices. For Jennifer Colosimo, 75% of the STIP payment was based on achieving domestic and international Adjusted EBITDA results and 25% was based on revenue growth for the Speed of Trust and Execution Practices.

For Shawn Moon, who as previously mentioned was paid for his role as General Manager of the Government Services vertical market and, of the Sales Performance Practice, and Sales Leader for the Education Practice and Platform Sales Initiative, STIP payment was based on Adjusted EBITDA results for Government Services, Education Practice, Sales Performance Practice, and revenue results for the Platform Sales Initiative. Adjusted EBITDA is defined as net income or loss from operations excluding the impact of interest expense, income tax benefit, amortization, depreciation, and other non-recurring items.

David Covey, Stephan Mardyks, Shawn Moon, and Jennifer Colosimo received a percentage of Adjusted EBITDA from their respective business unit’s performance.  Once the unit Adjusted EBITDA exceeded the Adjusted EBITDA achieved in the prior year, the respective manager received an accelerated percentage of Adjusted EBITDA during the remainder of the fiscal year.  The target earnings opportunity was established to position total cash compensation for David Covey, Stephan Mardyks, Shawn Moon, and Jennifer Colosimo between the 50th and 75th percentiles of the market assuming performance at targeted levels.  Commissions for Adjusted EBITDA results greater than budget continued to be paid at the same accelerated percentage.

The Compensation Committee established the payout scale illustrated below with the intent of the plan paying out at target five to six times every ten years and paying out at the 110% of financial performance target one to two times every ten years.  Payouts at 110% of the financial performance target under the plan would result in total cash compensation at or above the market 75th percentile.

Annual STIP Payouts at Various Performance Levels as a Percentage of Base Salary:

David M.R. Covey, Stephan Mardyks, Shawn Moon, Jennifer Colosimo

	Minimum Payout for no Financial Performance1	Payout for Financial Performance equal to FY10 Revenues2	Payout for Financial Performance at 100% of Target	Payout for Financial Performance at 110% of Target

Name
David M.R. Covey	0%	51%	100%	136%
Stephan Mardyks	0%	51%	100%	136%
Shawn Moon	0%	0%	108%	143%
Jennifer Colosimo	0%	59%	100%	207%
(1)
Financial Performance is defined as domestic and international sales Adjusted EBITDA with the exception of Shawn Moon whose financial performance is defined as Adjusted EBITDA for Government Services, Education Practice, Sales Performance & Platform Sales.

(2)
Payouts for performance up to and equal to prior year Adjusted EBITDA is a straight line calculation after achieving certain thresholds based on actual Adjusted EBITDA and may range from 0 to approximately 59% of base salary.

For fiscal 2010 David Covey and Stephan Mardyks were individually eligible for quarterly bonuses based on the number of consecutive quarters in which domestic and international Adjusted EBITDA targets were achieved.  As shown in the chart below, these bonuses could range from $8,000 to $15,000 per quarter to a target payout of $38,000 per year during fiscal 2010, or an amount approximately equal to 15% of base salary.  If the Adjusted EBITDA target was missed during a quarter, the payout was zero and the target quarterly bonus would be reset to begin at $8,000 the next time the quarterly Adjusted EBITDA target is achieved.

Quarterly Adjusted EBITDA Budget Achievement

First quarter of achieving Adjusted EBITDA budget	$8,000
Second successive quarter of making budget	$9,000
Third successive quarter of making budget	$10,000
Fourth successive quarter of making budget	$11,000
Fifth successive quarter of making budget	$12,000
Sixth successive quarter of making budget	$13,000
Seventh successive quarter of making budget	$14,000
Eighth and subsequent successive quarters of making budget	$15,000

For fiscal 2010, Shawn Moon was eligible for quarterly bonuses based on the number of consecutive quarters in which Government Services, Education Practice, and Sales Performance Practice Adjusted EBITDA targets were at least 3% over last year’s Adjusted EBITDA results. As shown in the chart below, these bonuses could range from $7,000 to $10,000 per quarter to a target payout of $34,000 per year during fiscal 2010, or an amount approximately equal to 15% of base salary.  If the Adjusted EBITDA target was missed during a quarter, the payout was zero and the target quarterly bonus would be reset to begin at $3,000 the next time the quarterly Adjusted EBITDA target was achieved.

Quarterly Revenue Budget Achievement

First quarter of achieving revenue budget	$7,000
Second successive quarter of making budget	$8,000
Third successive quarter of making budget	$9,000
Fourth and subsequent successive quarters of making budget	$10,000

Performance Measures

Financial Performance Measures

2010 Short-Term Incentive Payouts were based on corporate financial performance and individual objectives.  The table below presents the corporate financial measures for the NEOs:

Name	Financial Measure	Fiscal 2010 Target	Fiscal 2010 Quarterly Targets
Robert A. Whitman Chief Executive Officer	Adjusted Operating Income for Franklin Covey Co., (1)	$5.5 million	n/a
Stephen D. Young Chief Financial Officer	Adjusted Operating Income for Franklin Covey Co.	$5.5 million	n/a
David Covey Co-Chief Operating Officer, Global Operations	Adjusted EBITDA for FranklinCovey Domestic & International Sales	$33.4 million	Q1 $7.1 million Q2 $7.2 million Q3 $8.6 million Q4 $10.5 million
Stephan Mardyks Co-Chief Operating Officer, Global Operations	Adjusted EBITDA for FranklinCovey Domestic & International Sales	$33.4 million	Q1 $7.1 million Q2 $7.2 million Q3 $8.6 million Q4 $10.5 million
Shawn Moon Executive Vice President Domestic and Global Sales and Delivery	Adjusted EBITDA for Government Services, Education Practice, Sales Performance Practice, & Platform Sales	$7.6 million	Q1 $1.0 million Q2 $0.8 million Q3 $2.0 million Q4 $3.8 million
Jennifer Colosimo Executive Vice President Chief Operations Officer	Adjusted EBITDA for FranklinCovey Domestic & International Sales	$33.4 million	n/a
M. Sean Covey Executive Vice President Global Solutions and Partnerships	Adjusted Operating Income for Franklin Covey Co.	$15.0 million	n/a

(1)	Adjusted Operating Income is equal to Adjusted EBITDA less $9.5 million of certain pre-determined charges.

To establish target Adjusted Operating Income and Adjusted EBITDA performance ranges for fiscal 2010, the Compensation Committee and the Executive Team reviewed historical performance data, general economic and market trends, industry-specific trends and results, new sales associate hiring and ramp-up plans, known client purchasing trends, new and updated product offerings that will be available during the year, and other variables related to organizational performance.

Individual Performance Objectives

Individual objectives for the NEOs were determined by the CEO for his direct reports and by the Board for the CEO.  Because these goals were strategic in nature, and disclosing specifics could cause potential competitive harm, they are not disclosed.  In general, targets were set for goals related to overall revenue growth, specific product revenue growth, sales proficiency, product development, customer relations, balance sheet management, and winning culture.  Named Executive Officers generally averaged three to four major goals per year – the majority of which underpin or are otherwise related to achieving the annual plan.  Achievement of key strategic, customer loyalty, and/or cultural goals required significant effort, and teamwork. Goals established for each NEO were stretch goals tied to achieving our annual plan in support of the long-term strategy. Each goal was typically linked to one of our Wildly Important Goals that are cascaded throughout FranklinCovey; progress toward each of these goals was reported weekly. Because of the focus on individual/team accountability for reaching these goals, there was an expected 70% or greater probability that the goals would be achieved.

Achievement of individual performance objectives accounted for up to 30% of the target STIP amount for Mr. Whitman and Mr. Young. Individual objectives were weighted based on difficulty and on the stretch required to achieve the goal, with most goals weighted between 10% and 35% of the individual portion of the STIP. The following table provides an example of an NEO with 4 individual performance objectives, and shows the STIP amount tied to achieving the payout for the individual portion of the STIP. In addition, the Compensation Committee retains discretion to award STIP payouts for individual performance in excess of 100% when it feels that an executive has exceeded its expectations in contributing to FranklinCovey’s success.  In 2010, the Compensation Committee awarded Mr. Whitman 110% of his possible STIP payout for individual performance based upon his contributions. David Covey, Stephan Mardyks, and Jennifer Colosimo all achieved 132% of the individual component of their STIP since the growth of the Speed of Trust and Execution Practices substantially exceeded their goal for fiscal 2010.

Payout Calculations Tied to Individual Performance Objectives –
Example Based on 4 Individual Performance Objectives

Number of Individual Performance Objectives Achieved	Weighting of Each Performance Objective	Percentage of STIP Payout for Individual Performance (30% portion)
1	35%	35%
2	35%	70%
3	20%	90%
4	10%	100%

Fiscal 2010 Actual Performance and Short-Term Incentive Plan (STIP) Payouts

For fiscal 2010, actual payouts relative to targets were as follows:

Name	Year	Target Annual STIP ($)	Financial Performance Component as a Percentage of Total STIP (%)	Individual Performance Component as a Percentage of Total STIP (%)	Total STIP Payout ($)
Robert A. Whitman CEO	2010	500,000	84% of financial target	110% of 30% of target	459,000
Stephen D. Young CFO	2010	175,000	84% of financial target	100% of 30% of target	155,400
David Covey	2010	213,000	74% of financial target	132% of 20% target	183,540
Stephan Mardyks	2010	213,000	74% of financial target	132% of 20% target	183,540
M. Sean Covey	2010	150,000	91% of financial target	68% of 70% target	112,286
Shawn Moon	2010	194,000	367% of financial target	-	711,433
Jennifer Colosimo	2010	70,000	88% of financial target	132% of 25% target	69,448

The Compensation Committee established the STIP payout targets for 2010 such that FranklinCovey would need to significantly improve its applicable financial metrics in order for the Name Executive Officers to receive bonus payouts based upon the financial metrics applicable to them.  In addition, the percentage of the payouts was not directly tied to the percentage of the target financial performance achieved.  For example, the financial metrics that were tied to Mr. Whitman’s and Mr. Young’s bonus payouts exceeded 84%, but, based upon the payout ratios established by the Compensation Committee at the beginning of 2010, Mr. Whitman and Mr. Young were only entitled to receive 84% of the payout for financial performance.

STIP Plan Changes for Fiscal 2011

The following changes were made to the STIP for fiscal 2011:

•
For fiscal 2011, the Executive Team will share and work on the same financial goals and the same individual performance targets.  The target STIP amount as a percentage of base salary will be different for each executive. We believe this complete alignment of pay and individual performance targets will serve to further strengthen the alignment of all our NEO’s toward our critical objectives for fiscal 2011.

•
The mix between financial objectives and individual performance will be adjusted in fiscal 2011 to bring all NEO’s to the existing 70% financial and 30% individual performance targets in place during fiscal 2010 for Mr. Whitman, Mr. Young, and Mr. Sean Covey. For fiscal 2011, all NEO’s will share the same financial and individual performance targets.

•
The maximum payout for any executive will be 200% of target.  This maintains the emphasis on paying for performance and drives each named Executive Officer to achieve stretch goals that enhance shareholder value.

3. Long-Term Incentive Plan (LTIP) – Performance-Based Equity Grants

In fiscal 2005, the Compensation Committee adopted a new long-term incentive strategy solely using performance-based shares.  The LTIP was established as a performance incentive for certain members of management, including the NEOs, and other key employees to provide incentive to achieve the specific financial objectives included in our long-term financial plan. The number of shares that eventually vest and are issued to LTIP participants is variable and based entirely upon the achievement of specified performance objectives during a defined performance period.

The Compensation Committee approved a LTIP award in fiscal 2010 which included the following:

•	Target Number of Shares originally expected to Vest at August 31, 2012 – 232,576 shares
•	Remaining Vesting Dates – August 31, 2012, March 2, 2013, and August 31, 2013
•	Grant Date Fair Value of Common Stock - $5.28 per share

The fiscal 2010 LTIP has a four-year performance period with three potential vesting dates if certain financial measures are achieved during the performance period.

The Compensation Committee determined to cancel this LTIP for the majority of the potential recipients, since the amount of these awards would have been additive to their Total Targeted Compensation and a proposal for a new equity incentive plan is now being discussed. With this decision, 50,190 shares were cancelled.

New Equity Incentive Plan for Fiscal 2011

The Compensation Committee has begun initial discussions regarding a new equity incentive plan for the NEO’s and other senior leaders of the Company. An outside consultant has been engaged, and has provided initial analysis and design parameters for this new equity incentive plan. Discussions regarding this equity incentive plan will continue in the next Organization and Compensation Committee Meeting to be held in January 2011.

Stock Ownership Guidelines.  Philosophically, we believe that ownership of our Common Stock is important to further increase the alignment of interests of executives and outside with those of our shareholders.  Through the LTIP and issuance of Restricted Share Awards (RSAs), executives have the opportunity to increase stock ownership. As a general guideline, and consistent with industry best practices, beginning in fiscal 2009 outside directors were encouraged to maintain stock ownership equal to at least 3 times their annual retainer or a value of $90,000. Executives were encouraged to maintain stock ownership where the market value of shares held is equivalent to at least two times base salary.

The Compensation Committee annually reviews executives’ and directors’ progress toward meeting these guidelines.  Based on our closing share price on August 31, 2010, multiplied by the number of shares including common shares and vested and unvested RSAs held by each director and executive:

•	All directors meet the foregoing guidelines.

•	Three of the six Executive Officers already meet the foregoing guidelines; with the other three Executive Officers expected to meet the guideline within a three- to five-year time frame.

4. Certain Other Benefits

Other Benefits and Perquisites. We maintain a number of other broad-based employee benefit plans in which, consistent with our values, Executive Officers participate on the same terms as other employees who meet the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans.  These benefits include:

•	Our High Deductible Health Plans and Health Savings Accounts administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (“the Code”), and Section 223.

•
Our 401(k) plan, in which we match 100% of the first 1% contributed and 50% of the next 4% contributed for a net 3% match on a 5% contribution.  Contributions to the 401(k) plan from highly compensated employees are currently limited to a maximum of 7% of compensation, subject to statutory limits.

•	Our Employee Stock Purchase Plan implemented and administered pursuant to Section 423 of the Code.

In addition to the benefits available to all full-time associates, we provide the following benefits to the Named Executive Officers as specified below:

•
Term Life Insurance.  FranklinCovey provides a portable 20-year term life policy for the CEO and CFO.  The coverage amount is 2.5 times each executive’s target cash compensation (base salary + target annual incentive).

•
Supplemental Disability Insurance. We provide Mr. Whitman with long-term disability insurance which, combined with our current group policy, provides, in aggregate, monthly long-term disability benefits equal to 75 percent of his fiscal 2010 target cash compensation. Executives and other highly compensated associates may purchase voluntary supplemental disability insurance at their own expense.

We believe that these benefits are critical to retaining key executive talent and are required as part of a competitive executive compensation and benefits package.

Perquisites: Consistent with the spirit of partnership at FranklinCovey, there are no other executive perquisites.

5. Severance Benefits

We do not have an employment agreement with any of our NEOs, including Robert A. Whitman, the Chief Executive Officer and Chairman of the Board.

Severance Policy

Based on market data, we have implemented a severance policy to establish, in advance, the appropriate treatment for terminating executives and to ensure market competitiveness. Named Executive Officers who are terminated involuntarily without cause, receive an equivalent of one week’s salary for every $10,000 of their annual TTC (Total Targeted Compensation). This is the same formula that is used when calculating severance for all FranklinCovey employees. Additionally, we pay COBRA medical and dental insurance premiums for the term of the severance.  Consistent with FranklinCovey’s severance payment policy, all severance payments are made as a lump sum. We do not gross-up severance payments to compensate for taxes withheld. At Mr. Whitman’s request, his target severance was set at the same level as those who report to him.

 In return for receiving severance pay, employees agree to specific confidentiality, non-solicitation, and non-disparagement terms.

6. Change in Control Severance Benefits

Change-in-Control Severance Agreements

We have established change-in-control severance agreements for all NEOs. The change-in-control policy is designed to retain our executives in the event a change-in-control transaction is proposed. In such situations, the change-in-control benefit may alleviate some of the financial and career concerns normally associated with a change-in-control and assure executives of fair treatment.

Based on market assessment, the Compensation Committee determined the following change-in-control severance benefits to be appropriate for a company of our size and revenues. Specifically, in the event an Executive Officer’s or key employee’s employment is terminated, without good reason, and as the result of a change-in-control, as defined in the policy, the Executive Officer is entitled to receive a lump sum cash payment equal to one times his or her current annual target compensation (base salary + STIP). At Mr. Whitman’s request, his change-in-control severance agreement was set at the same level as those executives who report to him. Executive Officers are also entitled to reimbursement for the payment of premiums to secure continuation coverage pursuant to Section 4980B of the Code (or any successor provision thereto) under our medical, dental and other group health plans, and are entitled to have immediately vested, as of his or her employment termination date, all awards granted which at the time are not yet vested according to their terms. Long-term incentive plan awards vest in accordance with the terms and provisions of the plan and award documents. We do not gross-up change-in-control payments to compensate for taxes withheld.

These change-in-control severance agreements are separate from the standard severance policy. NEOs may not receive payment under both the severance policy and the change-in-control severance agreements. Payments made under the change-in-control severance policy are reduced by an amount equal to the aggregate amount of any other cash payments paid under any other severance policy, agreement, program, arrangement, or requirement of statutory or common law.

Section 162(m) Implications for Executive Compensation

Section 162(m) of the Code imposes a $1.0 million limit on the amount that a public company may deduct for compensation paid to the company’s principal executive officer or any of the company’s three other most highly compensated executive officers, other than the company’s chief financial officer, who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders).

To maintain flexibility in compensating Executive Officers in a manner designed to promote varying corporate goals, the Compensation Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m). Our STIP payments in fiscal 2010 were not considered qualified performance-based compensation under Section 162(m).

Fiscal 2010 Equity Awards for CEO and CFO

During fiscal 2010 the Compensation Committee awarded the CEO and CFO options to purchase 250,000 shares and 175,000 shares of our common stock, respectively. These stock options have a contractual life of 10 years and are divided into four equal tranches with exercise prices of $9.00 per share, $10.00 per share, $12.00 per share, and $14.00 per share. The options vest upon resolution of the management common stock loan program, subject to Board of Director approval of the resolution, which was determined to be a market vesting condition based upon our share price. During fiscal 2011, the Compensation Committee intends to award Mr. Whitman an additional 250,000 stock options with similar vesting terms to those awarded during fiscal 2010.

COMPENSATION TABLES

 Summary Compensation Table

The salary, bonus, other compensation, long-term compensation and share-based awards for Robert A. Whitman, our Chairman and Chief Executive Officer, and the other Executive Officers listed below (collectively, the Named Executive Officers) as of August 31, 2010, the most recent fiscal year end, are shown on the following Summary Compensation Table.  For a complete understanding of the data on the table, please refer to the narrative disclosures that follow.

2010 Summary Compensation Table

A	B	C	D	E	F	G	H	I	J
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert A. Whitman Chairman and Chief Executive Officer	2010 2009 2008	500,000 500,000 500,000	- 241,500 645,134	600,000 - -	289,773 - -	459,000 150,000 295,000	- - -	398,396 49,380 56,750	2,247,169 940,880 1,496,884
Stephen D. Young Chief Financial Officer	2010 2009 2008	250,000 250,000 250,000	- 70,000 177,913	150,000 - -	202,841 - -	155,400 52,500 103,250	- - -	13,371 7,462 15,072	771,612 379,962 546,235
David M.R. Covey Co-Chief Operating Officer for Global Operations	2010 2009	281,442 250,000	- 25,300	- -	- -	183,540 98,474	- -	467,267 7,277	932,249 381,051
Stephan Mardyks Co-Chief Operating Officer for Global Operations	2010 2009	281,442 250,000	- 25,300	- -	- -	183,540 124,734	- -	459,846 14,210	924,828 414,244
M. Sean Covey Executive Vice President Global Solutions and Partnerships	2010 2009	270,000 250,000	- 70,000	68,000 -	- -	112,285 72,614	- -	845,480 164,048	1,295,765 556,662
Shawn Moon Executive Vice President Domestic and Global Sales and Delivery	2010	250,000	-	10,000	-	711,433	-	18,478	989,911
Jennifer Colosimo Executive Vice President Chief Operations Officer	2010	200,000	-	30,000	-	69,447	-	7,066	306,513

Salary (Column C)

The amounts reported in column C represent base salaries paid to each NEO in fiscal 2010.

Bonus (Column D)

The amounts in Column D represent bonuses paid in lieu of LTIP awards made in fiscal 2006 and fiscal 2007 which were canceled as of August 31, 2009 with no shares vesting to participants, and in lieu of LTIP awards that were not made in fiscal 2008 or fiscal 2009, resulting in target total compensation at less than the 50th percentile for the NEOs.

Stock Awards (Column E)

Amounts in this Column represent the grant date fair value of unvested (restricted) shares issued under the terms of our LTIP program. During fiscal 2010, the Compensation Committee approved the fiscal 2010 LTIP award, which includes the following key terms a) target number of shares expected to vest at August 31, 2012 – 232,576 shares; b) vesting dates – August 31, 2012, March 2, 2013, and August 31, 2013; and c) grant date fair value of common stock – $5.28 per share.  The fiscal 2010 LTIP has a four-year performance period, but has three vesting dates if certain financial measures are achieved during the performance period.  As previously noted, by mutual agreement, the employment of David Covey and Stephan Mardyks was terminated with the Company effective August 31, 2010, and any rights to past or future performance share awards were forfeited concurrently. For further information regarding the LTIP awards, refer to Note 13, Share-Based Compensation Plans, to our consolidated financial statement for the three years in the period ended August 31, 2010, included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

Option Awards (Column F)

Amounts in this column represent the grant date fair value of stock options awarded to the CEO and CFO during fiscal 2010.  During fiscal 2010, the Compensation Committee awarded the CEO and CFO options to purchase 250,000 shares and 175,000 shares of our common stock, respectively.  These stock options have a contractual life of 10 years and are divided into four equal tranches with exercise prices of $9.00 per share, $10.00 per share, $12.00 per share, and $14.00 per share.  The options vest upon resolution of the management common stock loan program, subject to Board of Director approval of the resolution, which was determined to be a market vesting condition based upon our share price.  Accordingly, the fair value of these stock options was determined using a Monte Carlo simulation with an embedded Black-Scholes valuation model.  For further information regarding these stock options, refer to Note 13, Share-Based Compensation Plans, to our consolidated financial statement for the three years in the period ended August 31, 2010, included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

Non-Equity Incentive Plan Compensation (Column G)

The amounts reported in column G represent the amounts paid to each Named Executive Officer under the STIP, which is discussed previously in the section entitled “Compensation Discussion and Analysis – Elements of Executive Compensation.” Payouts are based on completing objectives established quarterly or annually and meeting quarterly and annual financial targets. Incentive amounts were approved by the Compensation Committee and were paid following each of the fiscal quarters and at the conclusion of the fiscal year.  Payments made to David Covey, Stephan Mardyks, Shawn Moon, and Jennifer Colosimo were made monthly. The amounts for David Covey and Stephan Mardyks include $8,000 each in quarterly bonuses for meeting quarterly Adjusted EBITDA targets. The amount for Shawn Moon includes $22,000 in quarterly bonuses for meeting quarterly Adjusted EBITDA targets.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

We do not maintain any pension plans.

The Nonqualified Deferred Compensation (NQDC) plan was frozen to new contributions as of January 1, 2005. Effective August 15, 2005, NQDC balances invested in our stock will be distributable to participants only in the form of shares of our stock.  None of the NEOs participate in the NQDC plan.

All Other Compensation (Column I)

The amounts reported in column I represent the aggregate dollar amount for each NEO for other personal benefits, tax reimbursements, Company contributions to 401(k) accounts, royalty payments, and insurance premiums.  The 2010 All Other Compensation Table presents the detail of the amounts included in column I for fiscal 2010.

Total Compensation (Column J)

The amounts reported in column J reflect the sum of Columns C through I for each NEO, including all amounts paid and deferred.

All Other Compensation Table

The All Other Compensation Table provides numerical information that is incorporated into Column I, All Other Compensation, on the 2010 Summary Compensation Table. For a complete understanding of the data on the table, please refer to the narrative disclosures that follow.

Fiscal 2010 All Other Compensation Table

A	B	C	D	E	F	G	H	I	J
Name	Year	Contributions to DC Plans ($)	Executive Life Insurance Premiums ($)	Executive Disability Premiums ($)	Gross Up ($)	President’s Club ($)	Other ($)	Severance ($)	Total ($)
Robert A. Whitman CEO	2010	6,975	7,310	34,878	349,233				398,396
Stephen D. Young CFO	2010	11,101	2,270						13,371
David M.R. Covey	2010	7,421						459,846	467,267
Stephan Mardyks	2010	-						459,846	459,846
M. Sean Covey	2010	12,705			707,523		125,252		845,480
Shawn Moon	2010	14,117				4,361			18,478
Jennifer Colosimo	2010	7,066							7,066

Company Contribution to Defined Contribution Plans (Column C)

We match dollar for dollar the first 1% contributed to the 401(k) plan, and 50 cents on the dollar of the next 4% contributed.  Our match for executives is the same match received by all associates who participate in the 401(k) plan.

Executive Life Insurance Premiums (Column D)

The Compensation Committee evaluated the market competitiveness of the executive benefit package to determine the most critical and essential benefits necessary to retain executives. Based on information on benefits prevalence from Mercer, the Compensation Committee determined to include executive life insurance for specific NEOs.  For the CEO and CFO, we maintain an executive life insurance policy with a face value of approximately 2.5 times their target annual cash compensation.  The amounts in Column D show the annual premiums paid for each 20-year term executive life insurance policy.

Executive Disability Premiums (Column E)

We provide Mr. Whitman with long-term disability insurance which, combined with our current group policy, provides, in aggregate, monthly long-term disability benefits equal to 75 percent of his fiscal 2010 target cash compensation. The amount in Column E shows the premiums paid for Mr. Whitman’s supplemental long-term disability coverage.

Gross up (Column F)

For Mr. Whitman, the amount in Column F refers to taxes paid by the Company relating to reimbursements of business travel treated under IRS rules as taxable compensation to Mr. Whitman. For Mr. Sean Covey, the amount in Column F refers to a bonus covering taxes resulting from the forgiveness of Sean Covey’s management stock loan.

President’s Club (Column G)

For Mr. Shawn Moon, the amount in Column G refers to travel and travel-related awards received during fiscal 2010 for performance during fiscal 2009.

Other (Column H)

For Mr. Sean Covey, the amount in Column H refers to royalties of $125,252 paid during fiscal 2010.

Severance (I)

For Mr. David Covey and Mr. Stephan Mardyks, the amounts in Column I refer to the severance amount that each received as their employment with FranklinCovey ended.

Total (Column J)

The amounts reported in Column J reflect the sum of columns C through I for each NEO. These numbers are reflected in Column I (All Other Compensation) of the fiscal 2008 Summary Compensation Table, as presented above.

Grants of Plan-Based Awards Table

The following table summarizes annual Short-Term and Long-Term Incentive Plan awards made to each of the NEOs in fiscal 2010. For a complete understanding of the data on the table, please refer to the narrative disclosures that follow.

Fiscal 2010 Grants of Plan-Based Awards

A	B	C	D	E	F	G	H	I	J	K	L
		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/share)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Robert A. Whitman CEO Short-Term Incentive Plan(1) Long-Term Incentive Plan(2) Stock Options(3)	1/28/2010 1/28/2010 1/28/2010 1/28/2010 1/28/2010	-	500,000	1,000,000	20,454	113,636	227,272	-	62,500 62,500 62,500 62,500	9.00 10.00 12.00 14.00	600,000 80,619 76,593 69,399 63,162
Stephen D. Young CFO Short-Term Incentive Plan(1) Long-Term Incentive Plan(2) Stock Options(3)	1/28/2010 1/28/2010 1/28/2010 1/28/2010 1/28/2010	-	175,000	350,000	5,114	28,409	56,818	-	43,750 43,750 43,750 43,750	9.00 10.00 12.00 14.00	150,000 56,433 53,615 48,579 44,213
David M.R. Covey(5) Short-Term Incentive Plan(4) Long-Term Incentive Plan(4)	1/28/2010	-	213,000	-	1,364	7,576	15,152	-	-	-	40,000
Stephan Mardyks(5) Short-Term Incentive Plan(4) Long-Term Incentive Plan(4)	1/28/2010	-	213,000	-	1,364	7,576	15,152	-	-	-	40,000
M. Sean Covey(5) Short-Term Incentive Plan(1) Long-Term Incentive Plan(2)	1/28/2010	-	150,000	-	2,318	12,879	25,758	-	-	-	68,000
Shawn Moon(5) Short-Term Incentive Plan(1) Long-Term Incentive Plan(2)	1/28/2010	-	194,000	-	341	1,894	3,788	-	-	-	10,000
Jennifer Colosimo(5) Short-Term Incentive Plan(1) Long-Term Incentive Plan(2)	1/28/2010	-	70,000	-	1,023	5,682	11,364	-	-	-	30,000

(1)  Represents estimated payouts for annual incentives under the terms of our STIP for each of the listed NEOs.  The STIP is an annual cash incentive opportunity and therefore awards are earned in the year that they are approved (granted).  The target amounts represent the potential payout if both Company and individual performance are at targeted levels.  The maximum amounts represent the amounts that may be earned if Company and individual performance substantially exceed targeted levels.  Refer to the Summary Compensation Table for actual payout amounts for fiscal 2010 under the STIP.  Refer to the Compensation Discussion and Analysis for further information regarding the STIP awards.

(2)  Represents possible future payouts of Common Stock underlying performance shares awarded in fiscal 2010 under terms of our LTIP.  These awards will vest upon the achievement of performance measures based on cumulative Adjusted EBITDA and division Adjusted EBITDA if applicable, over a four-year vesting period.  The threshold, target, and maximum awards are equal to 50%, 100%, and 150%, respectively, of the number of performance shares awarded.  If the minimum financial goals are not met by the end of the four-year vesting period, no awards will be paid out under the terms of the fiscal 2010 LTIP award.  Refer to the Compensation Discussion and Analysis for further information regarding the LTIP awards.

(3)  Represents stock options awarded to the CEO and CFO during fiscal 2010 under the Amended and Restated 1992 Franklin Covey Co. Incentive Stock Plan.  These options vest upon resolution of the management common stock loan program, subject to Board of Director approval of the resolution, which was determined to be a market vesting condition based upon our share price.  Accordingly, the fair value of these stock options was determined using a Monte Carlo simulation with an embedded Black-Scholes valuation model.  For further information regarding these stock options, refer to Note 13, Share-Based Compensation Plans, to our consolidated financial statement for the three years in the period ended August 31, 2010, included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

(4)  David Covey and Stephan Mardyks, by mutual agreement, terminated their employment with the Company effective August 31, 2010.  Mr. Covey and Mr. Mardyks received STIP payments as shown in the Summary Compensation Table, but all performance share awards granted under terms of the 2010 LTIP award were forfeited and they will not be eligible to receive these shares.

(5) For fiscal 2010, all or a some of the STIP for David Covey, Stephan Mardyks, Sean Covey, Shawn Moon, and Jennifer Colosimo was tied to Adjusted EBITDA targets and/or revenue growth of specific initiatives. There was no maximum as to what they could earn for exceeding the targets that had been set. For further information about these plans, please refer to the STIP discussion previously presented.

Outstanding Equity Awards at Fiscal Year-End

The following equity awards granted to our named executive officers were outstanding as of August 31, 2010.

A	B	C	D	E	F	G	H	I	J
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options - Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or unit of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Robert A. Whitman CEO LTIP Awards(2) Stock Options(2)		62,500 62,500 62,500 62,500		9.00 10.00 12.00 14.00	1/28/2020 1/28/2020 1/28/2020 1/28/2020			113,636	693,180
Stephen D. Young CFO LTIP Awards(2) Stock Options(2)	35,000	43,750 43,750 43,750 43,750		8.00 9.00 10.00 12.00 14.00	1/16/2011 1/28/2020 1/28/2020 1/28/2020 1/28/2020			28,409	173,295
David M.R. Covey LTIP Awards(3)								-	-
Stephan Mardyks LTIP Awards(3)								-	-
M. Sean Covey LTIP Awards(2)								12,879	78,562
Shawn Moon LTIP Awards(2)								1,894	11,553
Jennifer Colosimo LTIP Awards(2)								5,682	34,660

(1)  Represents the target number of unvested performance shares issued under the LTIP program multiplied by the closing price of our Common Stock on August 31, 2010 of $6.10 per share.  At August 31, 2010, we believe that the target number of shares represents the best estimate of the number of shares that will vest to participants.  However, the ultimate value of the LTIP awards will depend on the number of shares actually issued and the share price of our Common Stock on the vesting date.

(2)  Grants were made under the terms of the Amended and Restated 1992 Franklin Covey Co. Incentive Stock Plan.  Refer to the discussion under Grants of Plan-Based Awards Table for the vesting terms of stock options granted to Mr. Whitman and Mr. Young during fiscal 2010.

(3)  David Covey and Stephan Mardyks, by mutual agreement, terminated their employment with the Company effective August 31, 2010.  All performance share awards granted under terms of the 2010 LTIP award were forfeited and they will not be eligible to receive these shares in any future period.

Change-in-Control Severance Benefits

Subsequent to the end of fiscal 2009, change-in-control severance agreements were established for each NEO.  Under the terms of the Change-in-Control Severance Agreement, each executive officer would receive one times his or her current annual total targeted cash compensation paid out in a lump sum, plus reimbursement of premiums to secure benefit continuation coverage during the severance period.

Estimated Change-in-Control Severance Amounts as of August 31, 2010

A	B	C	D	E	F	G
		Target Total Severance Payment	Base Salary	Target Annual STIP	Target Annual Cash Compensation	Target COBRA Premiums for 12 months
Name	Year	($)	($)	($)	($)	($)
Robert A. Whitman CEO	2010	1,008,288	500,000	500,000	1,000,000	8,288
Stephen D. Young CFO	2010	435,120	250,000	175,000	425,000	10,120
M. Sean Covey	2010	435,120	275,000	150,000	425,000	10,120
Shawn Moon	2010	454,120	250,000	194,000	444,000	10,120
Jennifer Colosimo	2010	282,758	200,000	70,000	270,000	12,758
Target Total Change-in-Control Severance Payment (Column C)

The target total severance payment in Column C equals the target annual cash compensation (Column F) plus target COBRA premiums for the severance period (Column G).

Severance Benefits

Under our severance policy, NEOs who terminate involuntarily without cause, receive an equivalent of one week’s salary for every $10,000 of their annual total targeted compensation. This is the same formula that is used when calculating severance for all FranklinCovey employees. This amount is paid out in a lump sum payment. Additionally, we pay COBRA medical and dental premiums for the term of the severance. In return for the receipt of severance payment, the NEO agrees to abide by specific non-compete, non-solicitation, and confidentiality requirements.

David Covey and Stephan Mardyks, by mutual agreement, terminated their employment with the Company effective August 31, 2010.  Mr. Covey and Mr. Mardyks were each paid severance totaling $459,846 plus COBRA premiums, which was calculated according to the formula described above.

Estimated Severance Amounts as of August 31, 2010

A	B	C	D	E	F	G
		Target Total Severance Payment	Base Salary	Target Annual STIP	Target Annual Cash Compensation	Target COBRA Premiums for 12 months
Name	Year	($)	($)	($)	($)	($)
Robert A. Whitman CEO	2010	1,939,015	500,000	500,000	1,923,077	15,938
Stephen D. Young CFO	2010	359,810	250,000	175,000	351,442	8,368
M. Sean Covey	2010	359,810	275,000	150,000	351,442	8,368
Shawn Moon	2010	392,988	250,000	194,000	384,230	8,758
Jennifer Colosimo	2010	146,816	200,000	70,000	140,192	6,624

Target Total Severance Payment (Column C)

The target total severance payment in Column C equals the target annual cash compensation (Column F) plus target COBRA premiums for the severance period (Column G). The target annual cash compensation (Column F) is calculated by taking an equivalent of one week’s salary for every $10,000 of annual total targeted compensation.  The annual salary is equal to the annual total targeted compensation and is calculated by adding the base salary (Column D) and the target annual STIP (Column E).

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of October 31, 2010, with respect to the beneficial ownership of shares of Common Stock by each person known by us to be the beneficial owner of more than five percent of Common Stock, by each director, by the Named Executive Officers at August 31, 2010, and by all directors and officers as a group.  Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated.  In computing the number of shares of Common Stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed outstanding shares of Common Stock subject to options or warrants held by that person or entity that are currently exercisable or exercisable within 60 days of October 31, 2010.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.  The percentages set forth below have been computed without taking into account treasury shares held by us and are based on 17,037,070 shares of Common Stock outstanding as of October 31, 2010.  At the date of this report, there are no shares of Series A or B Preferred Stock outstanding.

BENEFICIAL OWNERSHIP

As of October 31, 2010	Number of Common Shares	Percentage of Class
Donald J. McNamara(1)(2)(3)(6) c/o Franklin Covey Co. 2200 West Parkway Blvd. Salt Lake City, UT 84119-2331	7,269,535	31.7%
Knowledge Capital Investment Group(1)(2) 3232 McKinney Ave. Dallas, TX 75204	6,928,404	30.2%
Dimensional Fund Advisors, Inc.(4) 1299 Ocean Avenue Santa Monica, CA 90401	1,228,909	7.2%
Stephen R. Covey(3)(6) c/o Franklin Covey Co. 2200 West Parkway Blvd. Salt Lake City, UT 84119-2331	1,034,281	6.1%
John H. Lewis(7) Osmium Partners, LLC 388 Market Street, Suite 920 San Francisco, CA 94111	1,033,558	6.1%
William Blair & Co., LLC(4) 222 West Adams St. Chicago, IL 60606-5312	969,244	5.7%
Robert A. Whitman	479,882	2.8%
M. Sean Covey	239,062	1.4%
Joel C. Peterson(6)	227,946	1.3%
Dennis G. Heiner(6)	133,654	* %
Stephen D. Young(5)	104,312	* %
E. Kay Stepp(6)	58,806	* %
E.J. “Jake” Garn(6)	45,354	* %
Clayton M. Christensen(6)	41,779	* %
Robert H. Daines(6)	33,313	* %
David M.R. Covey	21,900	* %
Stephan Mardyks	19,513	* %
Jennifer Colosimo	1,112	* %

All directors and executive officers as a group(5)(6)(8)(13 persons)	9,749,203	42.4%

(1)	The Common Stock shares indicated for Knowledge Capital include 5,913,402 warrants. The warrants are exercisable into a share of Common Stock at $8.00 per share.
(2)
Mr. McNamara, who is a director of the Company, is a principal of The Hampstead Group, the private investment firm that sponsors Knowledge Capital, and therefore may be deemed the beneficial owner of the Common Stock and the warrants of Common Stock held by Knowledge Capital.  Mr. McNamara disclaims beneficial ownership of the Common Stock and warrants of Common Stock held by Knowledge Capital.

(3)
The share amounts include those held for Stephen R. Covey by SANSTEP Properties, L.C. with respect to 1,022,148 shares; and those indicated by Donald J. McNamara by the Donald J. and Joan P. McNamara Foundation with respect to 23,000 shares.  Mr. McNamara is the trustee of his foundation, having sole voting and dispositive control of all shares held by the foundation, and may be deemed to have beneficial ownership of such shares.  Mr. Covey, as co-manager of SANSTEP Properties, L.C., has shared voting and dispositive control over the shares held by those entities and may therefore be deemed to have beneficial ownership of such shares.

(4)	Information for Dimensional Fund Advisors and William Blair & Co. is provided as of September 30, 2010, the filing of their last 13F Reports.
(5)
The share amount indicated includes 35,000 shares subject to currently exercisable stock options held by Stephen D. Young.  Mr. Young was the only officer who held exercisable stock options at October 31, 2010.

(6)
The share amounts indicated include unvested stock awards currently not vested held by the following persons in the following amounts: Clayton M. Christensen, 12,133 shares; Stephen R. Covey, 12,133 shares; Robert H. Daines, 12,133 shares; E.J. “Jake” Garn, 12,133 shares; Dennis G. Heiner, 12,133 shares; Donald J. McNamara, 12,133 shares; Joel C. Peterson, 12,133 shares; E. Kay Stepp, 12,133 shares; and all directors as a group, 97,064 shares.

(7)
John H. Lewis serves as the controlling member of Osmium Partners, LLC, which serves as the general partner of Osmium Capital, LP; Osmium Capital II, LP; and Osmium Spartan, LP (collectively, the Funds); and which manages other accounts on a discretionary basis.  Mr. Lewis and Osmium Partners, LLC may be deemed to share with the Funds and discretionary accounts voting and dispositive power with respect to such shares, except for the 200,039 shares that are directly owned by Mr. Lewis.  Each of Mr. Lewis, Osmium Partners, LLC, and the Funds disclaim beneficial ownership with respect to any shares other than the shares owned directly by such person or entity.  The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Mr. Lewis, Osmium Partners, LLC, and the Funds was taken from a Schedule 13G filed by those entities and Mr. Lewis with the Securities and Exchange Commission, dated December 31, 2009.

(8)	Amount excludes shares held by David M.R. Covey and Stephan Mardyks since their service as named executive officers ceased as of August 31, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission (the SEC or Commission) initial reports of ownership and reports of changes in ownership of the Common Stock and other securities which are derivative of the Common Stock.  Executive officers, directors and holders of more than 10 percent of our Common Stock are required by SEC regulations to furnish us with copies of all such reports they file.  Based upon a review of the copies of such forms received by us and information furnished by the persons named above, we believe that all reports were filed on a timely basis during fiscal 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

We review all relationships and transactions in which the Company and our directors, Named Executive Officers, or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest.  Our legal and accounting departments have responsibility for the development and implementation of processes and controls to obtain information from the directors and Named Executive Officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction.  As required under SEC rules, transactions that are determined to be directly or indirectly material to us or the related party are disclosed in our proxy statement.  In addition, a disinterested majority of the full Board of Directors or Compensation Committee reviews and approves any related party transaction that is required to be disclosed.

Related Party Transactions

In fiscal 2009, we acquired the assets of CoveyLink Worldwide, LLC (CoveyLink).  CoveyLink conducts seminars and training courses and provides consulting based upon the book The Speed of Trust by Stephen M.R. Covey, who is the son of the Vice Chairman of the Board of Directors.  The purchase price was $1.0 million in cash plus or minus an adjustment for specified working capital and the costs necessary to complete the transaction, which resulted in a total initial purchase price of $1.2 million.  The previous owners of CoveyLink, which includes Stephen M.R. Covey, are also entitled to earn annual contingent payments based upon earnings growth over the next five years.  During fiscal 2010, we paid the former owners of CoveyLink $3.3 million in cash for the first earnout payment.  Prior to the acquisition date, CoveyLink had granted a non-exclusive license to us related to The Speed of Trust book and related training courses for which we paid CoveyLink specified royalties.  As part of the CoveyLink acquisition, an amended and restated license of intellectual property was signed that granted us an exclusive, perpetual, worldwide, transferable, royalty-bearing license to use, reproduce, display, distribute, sell, prepare derivative works of, and perform the licensed material in any format or medium and through any market or distribution channel.  The amount expensed for these royalties due to Stephen M.R. Covey totaled $1.1 million during the fiscal year ended August 31, 2010.  In connection with the CoveyLink acquisition, we also signed a speaking services agreement that pays Stephen M.R. Covey a portion of the speaking revenues received for his presentations.  During fiscal 2010, we expensed $0.8 million for payment from these presentations.

Stephen R. Covey, who is currently the Vice-Chairman of the Board of Directors, receives book royalties on books he has authored and has a speaker services agreement with us pursuant to which Dr. Covey receives 80 percent of the net proceeds from personal speaking engagements.  During fiscal 2010, we expensed $1.5 million based upon these agreements.

We pay M. Sean Covey, who is a son of Stephen R. Covey, and who is also an employee of the Company, a percentage of the royalty proceeds received from the sales of certain books authored by him.  During fiscal 2010, we expensed $0.2 million for these royalty payments.

We employ John Covey, a brother of Stephen R. Covey, and paid him compensation totaling $115,096 during fiscal 2010.  During fiscal 2010, we also employed Boyd Craig, who is the son-in-law of Robert H. Daines, a member of our Board of Directors, and paid him compensation totaling $151,905.

Robert A. Whitman, our Chairman of the Board of Directors, President, and CEO beneficially owns a partnership interest in Knowledge Capital.  Donald J. McNamara, a member of our Board of Directors, also beneficially owns a partnership interest in Knowledge Capital.  Knowledge Capital beneficially owns 1,015,002 shares of our Common Stock and holds 5,913,402 warrants to purchase shares of our Common Stock.

Shawn D. Moon was among the 147 participants in our management stock loan program since March 2000, and under that program owed the Company $1,126,595 (75,865 shares) at November 30, 2010.  To settle the loan, he will surrender his loan shares (valued at market) to the Company in partial payment of the loan and we will forgive the remaining loan balance.  To the extent necessary, we also intend to pay Mr. Moon a bonus to cover the related taxes he will incur as a result of this transaction.

Each of these listed transactions was approved according to the procedures cited above.

PROPOSAL II
TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE FRANKLIN COVEY CO. 1992 STOCK INCENTIVE PLAN

On November 19, 2010, our Board of Directors adopted, subject to shareholder approval, the Second Amended and Restated 1992 Stock Incentive Plan (the Restated Plan).  The purpose of the

Restated Plan is to promote our long-term success and the creation of incremental stockholder value by encouraging key employees and non-employee directors to focus on critical long-range objectives, encouraging the attraction and retention of key employees and non-employee directors with exceptional qualifications, and linking key employees and non-employee directors directly to stockholder interests through increased stock ownership.

The Restated Plan is intended to replace the existing Amended and Restated 1992 Stock Incentive Plan (the Current Plan), which has been amended multiple times, and to merge the Current Plan and the 2004 Non-Employee Directors’ Stock Incentive Plan (the Directors’ Plan) into the Restated Plan.  Under the Restated Plan, the Directors’ Plan will cease to exist and the Restated Plan will govern our stock incentives. By combining the Current Plan and the Directors’ Plan, we will reduce the complexity and administrative costs associated with maintaining two share-based compensation plans and will provide flexibility in awarding shares to employees and non-employee directors.  The Compensation Committee, composed entirely of independent directors, will administer the Restated Plan.

Under the Restated Plan,  non-employee directors will be eligible to receive stock awards and will receive an annual grant (Annual Grant) of a number of restricted shares having an aggregate fair market value of $40,000, rounded up to the nearest whole share.  In addition to the Annual Grant, the Compensation Committee may grant additional awards to non-employee directors at its discretion.  If a non-employee director dies, all options, restricted stock, and stock units granted to such director automatically vest.  If a non-employee director is terminated for cause, all options, restricted stock, and stock units granted to such director automatically terminate and are null and void.

The maximum number of shares of Common Stock that may be issued pursuant to the Current Plan is currently 7,000,000.  The Restated Plan will increase the 7,000,000 share limit to 7,300,000 shares by adding the 300,000 shares previously approved by shareholders for the Directors’ Plan to the existing 7,000,000 shares previously approved by shareholders for the Current Plan to form one pool of 7,300,000 available shares.  We are not requesting the ability to issue any additional shares as a result of this proposal.  Any awards issued under the Directors’ Plan which counted against the 300,000 share limit will continue to count against the combined 7,300,000 share limit unless and to the extent that the awards again become available for re-issuance in accordance with the terms of the Restated Plan (e.g., in the case of forfeiture).

In addition to the changes described above, the Restated Plan includes changes to comply with current tax requirements, to provide more flexibility to the Compensation Committee in granting awards, and several additional changes, including allowing awards to be settled in cash.

If this proposal is approved, we will not grant any more awards under the Directors’ Plan and all outstanding awards issued under the Directors’ Plan will be subject to the terms of the Restated Plan.  New awards granted to directors will be granted from the Restated Plan.  If the shareholders do not approve the Restated Plan at the Annual Meeting, the Restated Plan will be of no effect and the Current Plan and the Directors’ Plan will continue to operate as previously approved.

The following is a summary of the material features of the Restated Plan.  Because it does not contain all of the information that may be important to you, you should read the entire Restated Plan attached hereto as Appendix A carefully before deciding how to vote.

Summary of the Restated Plan

Administration

The Compensation Committee will administer the Restated Plan.  The Compensation Committee is composed entirely of independent directors within the meaning Section 162(m) of the Internal

Revenue Code of 1986, as amended (the Code), and under the NYSE standards.  The Committee will always be comprised of at least two directors but not less than such number of directors as will be required to permit awards granted under the Restated Plan to qualify under Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.  The Board of Directors may, at any time and from time to time, without any further action of the Compensation Committee, exercise the powers and duties of the Compensation Committee under the Restated Plan, unless the exercise of such powers and duties by the Board of Directors would cause the Restated Plan not to comply with the requirements of Rule 16b-3 of the Exchange Act.

The Compensation Committee will select the key employees and non-employee directors who are to receive awards under the Restated Plan.  They will further determine the amount, vesting requirements and other conditions of the awards, interpret the Restated Plan, and make all other decisions relating to the operation of the Restated Plan.  The Compensation Committee may adopt such rules or guidelines as it deems appropriate to implement the Restated Plan.  The Compensation Committee’s determinations under the Restated Plan shall be final and binding on all persons.  The Compensation Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any option exercises, share issuances and/or of any resales or other transfers of shares issued under the Restated Plan.

Eligible Participants

Awards may be granted only to our key employees.  The Compensation Committee determines which of our employees are deemed to be key employees.  Employees of our subsidiaries can be key employees.  The Restated Plan will also allow us to grant awards to our non-employee directors.  We currently have 9 directors, 5 officers, and approximately 600 employees who will be eligible to participate in the Restated Plan.

Shares Available For Awards

The aggregate number of shares of our Common Stock that may be issued under all stock-based awards made under the Restated Plan will be 7,300,000.  Under the Restated Plan, no person may be granted options or stock appreciation rights for more than 500,000 Common Stock shares in any year.  No person may be awarded performance shares which are intended to represent “qualified performance-based compensation” with the meaning of Section 162(m) of the Code for more than 500,000 Common Stock shares in any year.  The maximum amount payable under the Restated Plan pursuant to all awards denominated in cash to any person in the aggregate in any taxable year will be $5,000,000 in value, whether payable in cash, Common Stock or other property.

The Restated Plan requires appropriate adjustments to the total number of shares of Common Stock available under the Restated Plan, as well as to outstanding awards, to offset the effect of any stock split or dividend of Common Stock, other materially dilutive dividend, consolidation of outstanding shares, recapitalization or similar occurrence.

Types of Awards

The Restated Plan permits us to issue incentive stock options as defined in Section 422 of the Code (ISOs) and nonqualified stock options which are not governed by Section 422 of the Code (Nonqualified Options) to acquire shares of Common Stock (collectively, Options).  The Restated Plan also permits the issuance of stock appreciation rights in connection with Options (SARs), restricted shares of Common Stock, and stock units, including performance shares.  The various types of share-based awards that may be issued are referred to collectively as “Awards.”  The Compensation Committee may, in its discretion, pay in cash the fair market value of the Common Stock that was to be delivered pursuant to an Award instead of delivering the Common Stock.  On

November 30, 2010, the closing price of  our Common Stock, as reported on the New York Stock Exchange, was $8.03 per share.

Options.  Subject to the terms of the Restated Plan, we may grant ISOs and Nonqualified Options to key employees and non-employee directors.  The Compensation Committee sets the terms of such Options, except that the exercise price of any Option cannot be less than the fair market value of the underlying shares of Common Stock as of the date of Option grant.  The exercise price of Options is payable upon exercise in the form or forms determined by the Compensation Committee.  The Compensation Committee also determines when each Option vests and becomes exercisable.  The term of an ISO, however, may not be more than ten years from the date of grant.  During the lifetime of the employee receiving the Option (the Optionee), the Option is not assignable or transferable, however, the Compensation Committee may permit transfers of Nonqualified Options to family members.  The Compensation Committee may allow an Option to be exercised early if the Optionee dies, retires, or becomes disabled or if we undergo a “change in control” as defined in the Restated Plan.  The Compensation Committee may require that a holder’s Options expire if that holder’s employment is terminated.

The Compensation Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.  Alternatively, the Committee may, in its discretion, permit an Option to be exercised using an SAR as described in the Restated Plan.  An Optionee may exercise an Option by requesting that the Company deliver to the Optionee a number of Common Shares having an aggregate fair market value (determined as of the date of exercise) equal to the excess, if positive, of the fair market value of the Common Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Common Shares (a Net Exercise).  Notwithstanding anything to the contrary herein, the Compensation Committee may, in its discretion, require an Optionee to exercise an Option using the Net Exercise method.  In addition, notwithstanding the method of exercise, the Compensation Committee may, in its discretion, pay to an Optionee in cash the fair market value of the Common Shares that were to be delivered to the Optionee instead of delivering the Common Shares.

Stock Appreciation Rights (SARs).  In connection with the grant of any Option, the Compensation Committee may also grant a SAR related to that Option.  Related SARs entitle the Optionee to surrender to the Company, unexercised, all or any part of the Option which then is exercisable and to receive from the Company an amount equal to the difference between the aggregate exercise price of the Option shares and the fair market value of those shares on the date of exercise.  The Company will pay the amount owing upon exercise of a SAR in shares of Common Stock.  A SAR may be exercised only if the related Option can be exercised.

Restricted Shares.  The Compensation Committee may award to key employees and non-employee directors shares of Common Stock subject to vesting conditions (Restricted Shares).  The Compensation Committee sets vesting conditions, which may be based upon the recipient’s service or performance, our performance, or other criteria and the Restricted Shares vest when those conditions are satisfied.  Restricted Shares may also vest if the recipient dies, retires, or becomes disabled of if we undergo a “change in control” as defined in the Restated Plan.  The holders of Restricted Shares do not have the same voting, dividend and other rights as our other Common Stock holders until the Restricted Shares vest.  To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, may be required to pay the Company in cash an amount equal to the par value of such Restricted Shares.

Stock Units.  The Compensation Committee may grant to participants contractual rights to receive in the future a designated number of shares of Common Stock upon satisfaction of specified vesting conditions (a Stock Unit).  The Compensation Committee selects the vesting conditions for each Stock Unit, which may be based upon the recipient's service or performance, our performance, or other criteria.  Holders of Stock Units have no voting rights and are not entitled to receive cash dividends or dividend equivalents.  Stock Units are settled upon vesting in cash, shares of Common Stock, or a combination thereof, as determined by the Compensation Committee.  Under the Restated Plan, Stock Units may be granted in the form of performance shares as described below.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of Award recipients.

Performance Shares.  The Restated Plan permits Stock Units to be granted in the form of performance shares (Performance Shares).  Performance Shares will provide the holder with the right to receive shares of Common Stock upon completion of specified performance periods.  The precise number of shares issued is based upon how well we achieve pre-determined, Compensation Committee-designated target levels of performance during the applicable performance periods.

Performance Shares that are granted to participants who may be “covered employees” under Section 162(m) of the Code and that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, to the extent required by Section 162(m) of the Code, shall be conditioned solely on the achievement of the performance criteria established by the Compensation Committee within the time prescribed by Section 162(m) of the Code, and shall otherwise comply with the requirements of Section 162(m) of the Code.

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit, or line of business basis:  earnings per share, revenues (including net sales growth), return on investment, earnings (including net operating profit after taxes), return on equity, profit margins, cost reductions, inventory levels, delivery performance, safety performance, quality performance, core operating earnings, total shareholder return, cash flow (including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital), economic value added, stockholder value added, market share, price to earnings ratio, expense ratios, workforce goals, total expenditures, or completion of key projects.  Performance goals may be an absolute measure or a defined change (amount or percentage) in a measure.  The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures.  The Compensation Committee may provide that, in determining whether the performance goal has been achieved, the effect of certain events may be excluded.  These events include, but are not limited to, any of the following: restructurings, acquisitions, divestitures, discontinued operations, extraordinary items, unusual or non-recurring charges, an event not directly related to the operations of the Company or within the reasonable control of the Company’s management, or the cumulative effects of tax or accounting changes.  To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Compensation Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

Automatic Grant Program.  The Restated Plan contains an automatic option grant program for our non-employee directors (the Automatic Grant Program).  We will award to each non-employee director on the date of the annual shareholder meeting of each year a number of Restricted Shares having an aggregate fair market value of $40,000, rounded up to the nearest whole share.  If the NYSE is not open on such date, the date of grant will be the next subsequent day on which the NYSE is open.  Restricted Shares granted pursuant to this automatic grant program shall vest one year from the date of grant.  In addition to this annual grant, the Compensation Committee may grant additional Awards to non-employee directors at any time in its discretion.

Accounting for Awards

If an Award entitles the holder thereof to receive or purchase shares, the number of shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares available for granting Awards under the Restated Plan.  For purposes of determining the number of shares covered on the date of grant by a SAR that is to be settled in shares, the aggregate number of shares with respect to which the SAR is to be exercised shall be counted against the number of shares available for Awards under the Restated Plan (without regard to the number of actual shares issued upon settlement).  Awards that do not entitle the holder thereof to receive or purchase shares shall not be counted against the aggregate number of shares available for Awards under the Restated Plan.

Award Adjustments

Subject to further adjustment under the Restated Plan, to the extent an Award under the Restated Plan is settled in cash, expires, or is forfeited or cancelled, Common Stock shares subject to the Award will not be considered to have been issued and will not be applied against the maximum number of Common Stock shares available for future issuance under the Restated Plan. If, however, Options are surrendered upon the exercise of related SARs, then the Common Stock shares underlying such Options shall not be restored to the pool available for future Awards.  Any dividend equivalents distributed under the Restated Plan shall not be applied against the number of Common Stock shares available for future Awards.  Shares surrendered to or withheld by the Company in payment of the exercise price or applicable withholding taxes upon exercise or settlement of an Award shall not be restored to the pool available for future Awards.

Transferability of Awards

Subject to the provisions of the Restated Plan, any Award granted under the Restated Plan will not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  However, this shall not preclude a person from designating a beneficiary who will receive any undistributed Awards in the event of the person’s death, nor shall it preclude a transfer by will or by the laws of descent and distribution.

Termination and Amendment

The Board of Directors may, at any time and for any reason, amend or terminate the Restated Plan.  No Award shall be granted under the Restated Plan after (a) the tenth anniversary of the earlier of November 19, 2010, or (b) any earlier date of discontinuation or termination established pursuant to the Restated Plan; provided, however, that no Performance Shares shall be granted under the Restated Plan after the fifth year following the year in which stockholders approved the performance criteria unless and until the performance criteria are re-approved by the stockholders.

Any amendment to the Restated Plan is subject to the approval of our shareholders to the extent required by applicable laws and the rules of any exchange on which the Common Stock is listed.

No Awards shall be made under the Restated Plan after the termination thereof.  The termination of the Restated Plan, or any amendment thereof, shall not affect any Option, SAR, Restricted Share or Stock Unit previously granted under the Restated Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of the certain U.S. federal income tax consequences generally applicable to awards under the Restated Plan.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply with respect to participation in the Restated Plan.  In addition, this summary does not take into account the individual facts and circumstances of any particular recipient that may affect the U.S. federal income tax consequences of participation in the Restated Plan.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any recipient.  Each recipient should consult his or her own financial advisor, legal counsel, or accountant regarding the U.S. federal, U.S. state and local, and foreign tax consequences of participation in the Restated Plan.

Scope of this Disclosure

This summary is based on the Code, Treasury Regulations, published Internal Revenue Service (IRS) rulings, published administrative positions of the IRS and U.S. court decisions that are applicable as of the date of this document.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

Grant of Options and SARs

The grant of a stock Option (either an ISO or a Nonqualified Option) or SAR is not expected to result in any taxable income for the recipient or any deduction for us at the time of grant.

Exercise of Incentive Stock Options

No taxable income is realized by the Optionee upon the exercise of an ISO.  If stock is issued to the Optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense.  Any further gain (or loss) realized by the Optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and SARs

Upon exercising a Nonqualified Option, the Optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount.  Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our Common Stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a Nonqualified Option or SAR will depend on how long the shares have been held.  Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a Nonqualified Option or SAR.

Restricted Stock

Recipients of grants of Restricted Stock generally will be required to include as taxable ordinary income the fair market value of the Restricted Stock at the time it is no longer subject to a substantial risk of forfeiture.  However, an award holder who makes an 83(b) election within 30 days of the date of grant of the Restricted Stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of Restricted Stock (determined without regard to forfeiture restrictions).  With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the Award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date.  However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares).  Dividends, if any, that are paid or accrued while the Restricted Stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income.  We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Stock Units and Performance Awards

Recipients of grants of Stock Units (including Performance Awards) (collectively, Deferred Awards) will not incur any federal income tax liability at the time the Awards are granted.  Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award.  Cash or shares to be received pursuant to a Deferred Award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws.  We will be entitled to an income tax deduction for any amounts included by the Award holder as ordinary income.  For Awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable.  Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a Nonqualified Option, an ISO (for purposes of the AMT only), a SAR or a Restricted Stock unit, and any shares of Restricted Stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if the recipient has had a non-exempt acquisition of shares of FranklinCovey stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period (unless a special election is made by the recipient pursuant to Section 83(b) of the Internal Revenue Code to recognize income as of the date the shares are received).

Delivery of Shares for Tax Obligation

Under the Restated Plan, participants receiving or exercising Awards, may deliver shares of our Common Stock (either shares received upon the receipt or exercise of the Award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Internal Revenue Code

The Restated Plan contains provisions intended to prevent adverse tax consequences under Section 409A of the Internal Revenue Code to holders of Awards granted under the Restated Plan.

Section 162(m) Limitation

Notwithstanding the above rules, under Code Section 162(m), we cannot deduct any compensation in excess of $1,000,000 paid during any taxable year to our Chief Executive Officer or to any of our other three top executive officers whose annual compensation is required to be reported to shareholders under the Exchange Act, other than the Chief Financial Officer.  This limit is referred to as the “Section 162 Limitation.”  The Section 162(m) Limitation does not apply, however, to certain “performance-based compensation” under plans that satisfy certain shareholder approval requirements.

New Plan Benefits

Except with respect to the Automatic Grant Program, Awards under the Restated Plan are made at the discretion of our Compensation Committee.  It is not possible to determine the benefits or amounts that will be received by eligible participants under the Restated Plan after the date of this Proxy Statement.

Franklin Covey Co. Second Amended and Restated 1992 Stock Incentive Plan.(1)

	Dollar Value ($)	Number of Units
Robert A. Whitman Chief Executive Officer	-	-
Stephen D. Young Chief Financial Officer	-	-
Jennifer Colosimo Executive Vice President and Chief Operations Officer	-	-
M. Sean Covey Executive Vice President of Global Solutions and Partnerships	-	-
Shawn D. Moon Executive Vice President of Global Sales and Delivery	-	-
Executive Group	-	-
Non-Executive Director Group(2)	$320,000	61,064
Non-Executive Officer Employee Group	-	-

(1)      With the exception of the annual grant to non-employee directors, we are unable to determine either the number of or dollar value of Awards to be granted in the future.

(2)      The annual grant to each of the eight non-employee directors is a number of restricted shares having an aggregate fair market value of $40,000, rounded up to the nearest whole share.

The rounding may result in the total dollar value exceeding $320,000.  The number of units is calculated by taking the dollar value and dividing by the stock price on January 29, 2010, the date of our last Annual Meeting.

The following table sets forth, with respect to our Named Executive Officers (as defined under the “Compensation and Analysis” Section) and the other indicated persons and groups, the aggregate number of shares of Common Stock underlying stock Options that have been granted under our Current Plan from the effective date of the Current Plan through November 30, 2010.  We cannot determine any future grants of stock Options or the future aggregate number of shares of Common Stock underlying such future stock Options.

Name and Position	Number of Units
Robert A. Whitman Chief Executive Officer	250,000
Stephen D. Young Chief Financial Officer	210,000
Jennifer Colosimo Executive Vice President and Chief Operations Officer	-
M. Sean Covey Executive Vice President of Global Solutions and Partnerships	9,500
Shawn D. Moon Executive Vice President of Global Sales and Delivery	-
All current executive officers as a group	469,500
All current directors who are not executive officers as a group	-
Each nominee for election as a director	-
Each associate of any such directors, executive officers or nominees	-
Each other person who received or is to receive 5 percent of such options, warrants or rights	-
All employees, including all current officers who are not executive officers, as a group	-

Valuation of our Common Stock

On November 30, 2010, the closing price of our Common Stock, as reported on the New York Stock Exchange, was $8.03 per share.

Recommendation of the Board of Directors; Vote Required for Approval

The Board recommends that shareholders of the Company vote for approval of the Restated Plan.  Approval of the Restated Plan requires that a quorum be present at the Annual Meeting and that the number of votes cast in favor of the Restated Plan exceed the number of votes cast in opposition to the Restated Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.  If the Restated Plan is not approved by our shareholders, the Current Plan will continue in effect as amended, and the Directors’ Plan will continue in effect.

Certain Interests of Directors and Executive Officers

In considering the recommendation of the Board of Directors with respect to the Restated Plan, shareholders should be aware that members of the Board of Directors and executive officers have certain interests which may present them with conflicts of interest in connection with such proposal.  Specifically, current directors who are employees of the Company and executive officers are key employees eligible to participate in the Restated Plan.  Additionally, the non-employee directors are eligible to participate in the Restated Plan.  The Board of Directors recognizes that adoption of the Restated Plan may benefit individual directors and executive officers of the Company and their successors, but it believes that approval of the Restated Plan will strengthen our ability to continue to attract, motivate and retain qualified employees, officers and directors and advance the interests of the Company and its shareholders by encouraging key employees and non-employee directors to make significant contributions to our long-term success.  The Board of Directors believes that the Restated Plan is in the best interests of the Company and its shareholders, and therefore unanimously recommends a vote FOR the proposal to approve the Restated Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVING THE AMENDMENT AND RESTATEMENT OF THE FRANKLIN COVEY CO. 1992 STOCK INCENTIVE PLAN

Equity Compensation Plans Previously Approved by Shareholders

	[a]	[b]	[c]
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
	(in thousands)		(in thousands)
Equity compensation plans approved by security holders(1)(2)(4)	949	$10.99	2,122	(3)

(1)	Excludes 97,064 shares of unvested (restricted) stock awards that are subject to forfeiture.

(2)
Amount includes 217,424 performance share awards that are expected to be awarded under the terms of a Board of Director approved long-term incentive plan (LTIP).  The number of shares eventually awarded to LTIP participants is variable and based upon the achievement of specified financial performance goals related to cumulative operating income.  The weighted average exercise price of outstanding options, warrants, and rights does not take the LTIP awards into account.

(3)	Amount is based upon the number of LTIP shares expected to be awarded at August 31, 2010 and may change in future periods based upon the achievement of specified goals and revisions to estimates.

(4)	At August 31, 2010, we had approximately 720,000 shares authorized for purchase by participants in our Employee Stock Purchase Plan.

PROPOSAL III
TO APPROVE THE RATIFICATION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The Audit Committee has selected the independent registered accounting firm KPMG LLP (KPMG) to review our financial statements for the fiscal quarter ending November 27, 2010, and is seeking ratification of that choice by our shareholders.  During fiscal 2010, the Audit Committee adopted a policy of placing our audit services out to bid every five years and intends to complete the bid process in early 2011.  The Audit Committee is responsible for the selection and ongoing oversight of the auditors and has the authority to replace KPMG as the auditors for the 2011 fiscal year, if it deems it appropriate to do so.  Any such change subsequent to the Annual Meeting will not be submitted to the shareholders for ratification.  The Board of Directors anticipates that one or more representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees

The following table shows the fees paid or accrued by us for audit and other services provided by KPMG for the fiscal years ended August 31, 2010 and 2009:

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$782,000	$1,071,000
Audit-Related Fees(2)	7,000	-
Tax Fees(3)	35,000	71,000
All Other Fees	-	-
	$824,000	$1,142,000

(1)
Audit fees represent fees and expenses for professional services provided in connection with the audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting found in the Annual Report on Form 10-K and reviews of our financial statements contained in Quarterly Reports on Form 10-Q, procedures related to registration statements, and accounting consultations on actual transactions.

(2)	Audit-Related Fees primarily consisted of accounting consultation on proposed transactions.
(3)	Tax Fees consisted primarily of fees and expenses for services related to tax compliance, tax planning, and tax consulting.

The Audit Committee pre-approves all services to be performed by our independent registered public accountants and subsequently reviews the actual fees and expenses paid to KPMG.  All the audit-related and non-audit services provided by KPMG during the fiscal years ended August 31, 2010 and 2009 were pre-approved by the Audit Committee.  All audit work during fiscal 2010 was performed by employees of KPMG.  The Audit Committee has determined that the fees paid to KPMG for non-audit services are compatible with maintaining KPMG’s independence as our independent registered public accountants.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company.  The Audit Committee operates in accordance with a written charter, which was adopted by the Board of Directors.  A copy of that charter is available on our website at www.franklincovey.com.  Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the New York Stock Exchange and the rules of the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2010.  This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements.  The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended August 31, 2010, their judgments as to the quality and acceptability of the Company’s financial reporting, and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board.

The Audit Committee obtained from the independent registered public accountants a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.  The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2010, for filing with the SEC.

Date:  November 10, 2010

E.J. “Jake” Garn, Chairperson
Robert H. Daines
Dennis G. Heiner
E. Kay Stepp

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL QUARTER ENDING NOVEMBER 27, 2010.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the meeting.  However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form of proxy will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Proposals which shareholders intend to present at the annual meeting of shareholders to be held in calendar year 2012 must be received by us, at our executive offices (2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331) no later than August 17, 2011, provided that this date may be changed in the event that the date of the annual meeting of shareholders to be held in calendar year 2012 is changed by more than 30 days from the date of the annual meeting of shareholders to be held in calendar year 2011.  Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at our Annual Meeting to be held in calendar year 2012 but fails to notify us of that intention prior to October 31, 2011, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, provided that this date may be changed in the event that the date of the annual meeting of shareholders to be held in calendar year 2012 is changed by more than 30 days from the date of the annual meeting of shareholders to be held in calendar year 2011.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room, 100 F Street NE, Washington, D.C. 20549.  You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of our 2010 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission.  Written requests for such information should be directed to Franklin Covey Co., Investor Relations Department, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, Attn:  Mr. Stephen D. Young.

You should rely only on the information contained in this Proxy Statement.  We have not authorized anyone to provide you with information different from that contained in this Proxy Statement.  The information contained in this Proxy Statement is accurate only as of the date of this Proxy Statement, regardless of the time of delivery of this Proxy Statement.

APPENDIX A

FRANKLIN COVEY CO.

SECOND AMENDED AND RESTATED

1992 STOCK INCENTIVE PLAN

8.8	Section 409A Provisions	62
ARTICLE 9.	VOTING RIGHTS AND DIVIDENDS OR DIVIDEND EQUIVALENTS	62
9.1	Restricted Shares	62
9.2	Stock Units	62
ATICLE 10.	PROTECTION AGAINST DILUTION	62
10.1	General	62
10.2	Reorganizations	63
10.3	Reservation of Rights	63
ARTICLE 11.	LIMITATION OF RIGHTS	63
11.1	Employment Rights	63
11.2	Stockholders’ Rights	63
11.3	Creditors’ Rights	63
11.4	Government Regulations	63
ARTICLE 12.	LIMITATION ON PAYMENTS	64
12.1	Basic Rule	64
12.2	Reduction of Payments	64
12.3	Overpayments and Underpayments	64
12.4	Related Corporations	65
ARTICLE 13.	WITHHOLDING TAXES	65
13.1	General	65
13.2	Options	65
ARTICLE 14.	ASSIGNMENT OR TRANSFER OF AWARD	65
ARTICLE 15.	AWARDS TO NON-EMPLOYEE DIRECTORS	65
15.1	Annual Grant of Restricted Stock	65
15.2	Effect on Options of Termination of Membership on the Board of Directors	66
15.3	Effect on Restricted Stock of Termination of Membership on the Board of Directors	66
15.4	Termination for Cause	66
15.5	Change in Control	66
15.6	Remaining Terms	66
ARTICLE 16.	FUTURE OF THE PLAN	66
16.1	Term of the Plan	66
16.2	Amendment or Termination	66
16.3	Effect of Amendment or Termination	67
ARTICLE 17.	GENERAL PROVISIONS	67
17.1	No Trust or Fund Created	67
17.2	Consultation With Professional Tax and Investment Advisors	67
17.3	Foreign Employees and Foreign Law Considerations	67
17.4	Blackout Periods	67
ARTICLE 18.	DEFINITIONS	67
ARTICLE 19.	EXECUTION	71

FRANKLIN COVEY CO.

SECOND AMENDED AND RESTATED

1992 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION

This Plan was originally adopted by the Board on March 30, 1992, and approved by the Company’s stockholders at a special meeting of stockholders on March 30, 1992.  This Plan has subsequently been amended multiple times.  This Plan is now being amended and restated in order to, among other things, combine the Franklin Covey Co. 2004 Non-Employee Directors’ Stock Incentive Plan (the “Old Directors’ Plan”) into this Plan, and rename this Plan as the Franklin Covey Co. Second Amended and Restated 1992 Stock Incentive Plan.  As a result, the Old Directors’ Plan will be terminated, no further awards will be granted pursuant to the Old Directors’ Plan, and all outstanding awards issued pursuant to the Old Directors’ Plan will be subject to the terms of this Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by:  (a) encouraging Key Employees and Non-Employee Directors to focus on critical long-range objectives; (b) encouraging the attraction and retention of Key Employees and Non-Employee Directors with exceptional qualifications; and (c) linking Key Employees and Non-Employee Directors directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, stock appreciation rights or Options, which may constitute incentive stock options or nonstatutory stock options.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Utah.

ARTICLE 2. ADMINISTRATION

2.1 The Committee.

The Plan shall be administered by the Committee.  The Committee shall be comprised of at least two directors but not less than such number of directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 of the Exchange Act, and Section 162(m) of the Code, and each member of the Committee shall each be an outside director within the meaning of Section 162(m) of the Code.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 of the Exchange Act.

2.2 Committee Responsibilities.

The Committee shall select the Key Employees and Non-Employee Directors who are to receive Awards under the Plan, determine the amount, vesting requirements and other conditions of such Awards, interpret the Plan, and make all other decisions relating to the operation of the Plan.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.  The Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any Option exercises, share issuances and/or of any resales or other transfers of shares issued hereunder, including without limitation:  (i) restrictions under an insider trading policy; (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; (iii) restrictions during any period when the Committee determines that the prospectus relating to such Award may not contain all required information; (iv) restrictions under any applicable federal or state securities law; and (iv) restrictions requested by an underwriter engaged in a registered offering of the Company’s securities, not to exceed 200 days following the pricing of securities for sale in such offering.

ARTICLE 3. LIMITATION ON AWARDS

3.1 Available Common Shares.

Subject to adjustment under Article 10 below, the aggregate maximum number of Common Shares issued pursuant to Restricted Shares, Stock Units (including Performance Shares), SARs and Options awarded under the Plan shall not exceed 7,300,000.  Within this overall limitation, the following additional limitations shall apply (subject to adjustment under Article 10 below):

a)	The aggregate maximum number of Common Shares issued pursuant to ISOs shall not exceed 7,300,000;

b)	No Participant may be awarded Options and SARs for more than 500,000 Common Shares in any one Award Year; and

c)
No Participant may be awarded Performance Shares which are intended to represent “qualified performance-based compensation” with the meaning of Section 162(m) of the Code for more than 500,000 Common Shares in any one Award Year.

d)
The maximum amount payable pursuant to all Awards denominated in cash to any Participant in the aggregate in any taxable year shall be $5,000,000 in value, whether payable in cash, Common Shares or other property.  This limitation contained in this Section 3.1(d) does not apply to any Award or Awards subject to the limitation contained in Section 3.1(b) or (c). The limitation contained in this Section 3.1(d) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other stockholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

3.2 Adjustments.

To the extent an Award under this Plan is settled in cash, expires, or is forfeited or cancelled, then except as provided below, Common Shares subject to the Award will not be considered to have been issued and will not be applied against the maximum number of Common Shares available for future issuance under the Plan.  If, however, Options are surrendered upon the exercise of related SARs, then the Common Shares underlying such Options shall not be restored to the pool available for future Awards.  Any dividend equivalents distributed under the Plan shall not be applied against the number of Common Shares available for future Awards.  Shares surrendered to or withheld by the Company in payment of the exercise price or applicable withholding taxes upon exercise or settlement of an Award shall not be restored to the pool available for future Awards.  The limitations of this Article 3 shall be subject to adjustment pursuant to Article 10.

3.3 Accounting for Awards.

For purposes of this Article 3, if an Award entitles the holder thereof to receive or purchase shares, the number of shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares available for granting Awards under the Plan.  For purposes of determining the number of shares covered on the date of grant by a SAR that is to be settled in shares, the aggregate number of shares with respect to which the SAR is to be exercised shall be counted against the number of shares available for Awards under the Plan (without regard to the number of actual shares issued upon settlement).  Awards that do not entitle the holder thereof to receive or purchase shares shall not be counted against the aggregate number of shares available for Awards under the Plan.

3.4 Source of Common Shares.

Any Common Shares issued pursuant to the Plan may be authorized except unissued Common Shares or treasury Common Shares.

ARTICLE 4. ELIGIBILITY

4.1 General Rule.

Only Key Employees (including, without limitation, members of the Board or officers of the Company who are also Key Employees) and Non-Employee Directors shall be eligible for designation as Participants by the Committee.

4.2 Ten-Percent Stockholders.

A Key Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise Price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant, and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

4.3 Attribution Rules.

For purposes of Section 4.2, in determining stock ownership, a Key Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.  Stock with respect to which the Key Employee holds an Option shall not be counted.

4.4 Outstanding Stock.

For purposes of Section 4.2, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee.  “Outstanding stock” shall not include treasury shares or shares authorized for issuance under the outstanding options held by the Key Employee or by any other person.

ARTICLE 5. OPTIONS

5.1 Stock Option Agreement.

Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  The Committee may designate all or any part of an Option as an ISO.

5.2 Options Nontransferable.

No Option granted under the Plan shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and no Option may be exercised during the lifetime of the Optionee except by him or her.  No option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.  Notwithstanding the foregoing, the Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit an Optionee to transfer an NSO to any “family member” (as defined in the General

Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Optionee holds such NSO, provided that such transfers may not be for value (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution.

5.3 Number of Shares.

Each Stock Option Agreement shall specify the number of shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.  The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

5.4 Exercise Price.

Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price under an Option shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant.  Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee.  The Exercise Price shall be payable in accordance with Article 6.

5.5 Exercisability and Term.

Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option.  The term of an ISO shall in no event exceed 10 years from the date of grant, and Section 4.2 may require a shorter term.  Subject to the preceding sentence, the Committee shall determine when all or any part of an Option (and any SARs included therein) is to become exercisable and when such Option is to expire.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s employment.  NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

5.6 Effect on Change in Control.

The Committee, at its sole discretion, may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.  If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.

5.7 Modification, Extension and Renewal of Options.

Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6. PAYMENT FOR OPTION SHARES

Except as set forth below in this Article 6, the Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.  Alternatively, the Committee may, in its discretion, permit an Option to be exercised using an SAR as described in Article 7.  An Optionee may exercise an Option by requesting that the Company deliver to the Optionee a number of Common Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Common Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Common Shares (a “Net Exercise”).  Notwithstanding anything to the contrary herein, the Committee may, in its discretion, require an Optionee to exercise an Option using the Net Exercise method.  In addition, notwithstanding the method of exercise, the Committee may, in its discretion, pay to an Optionee in cash the fair market value of the Common Shares that were to be delivered to the Optionee instead of delivering the Common Shares.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grant of SARs.

Each Option granted under the Plan may, at the discretion of the Committee, include an SAR.  Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after his or her death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares, or, at the discretion of the Committee, cash in lieu of Common Shares.  If an SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa.  The Fair Market Value of Common Shares (or cash) received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares, subject to the surrendered portion of the Option, exceeds the Exercise Price.  In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price.  The discretion of the Committee to include an SAR in an ISO may be exercised only at the time of the grant of such ISO.  The discretion of the Committee to include an SAR in an NSO may be exercised at the time of the grant of such NSO or at any subsequent time.

7.2 Manner of Exercise of SARs.

An SAR may be exercised by written notice to the Company.  An SAR may be exercised to the extent, and only to the extent, that the Option in which it is included is exercisable.  If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion.

7.3 Limited SARs.

An Option granted under the Plan may, at the discretion of the Committee, provide that it will be exercisable as an SAR only in the event of a Change in Control.

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS

8.1 Time, Amount and Form of Awards.

The Committee may grant Restricted Shares or Stock Units with respect to an Award Year during such Award Year or at any time thereafter.  The amount of each Award of Restricted Shares or Stock Units shall be determined by the Committee.  Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both, as the

Committee shall determine at its sole discretion at the time of the grant.  Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised.

8.2 Payment for Awards.

To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, may be required to pay the Company in cash an amount equal to the par value of such Restricted Shares.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of Award recipients.

8.3 Vesting Conditions.

Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement.  The Committee shall select the vesting conditions, which may be based upon the Participant’s service, the Participant’s performance, the Company’s performance or such other criteria as the Committee may adopt.  A Stock Award Agreement may also provide for accelerated vesting in the event of the Participant’s death, disability or retirement.  The Committee, in its sole discretion, may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

8.4 Form of Settlement of Stock Units.

Settlement of vested Stock Units (including Performance Shares) may be made in the form of cash, in the form of Common Shares, or in any combination of both, as the Committee shall determine at or before the time when distribution commences.  The Committee may designate a method of converting Stock Units into cash, including (without limitation) a method based on the Fair Market Value of Common Shares over a series of trading days.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

8.5 Time of Settlement of Stock Units.

Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  The Committee shall determine when all or any part of an Award of Stock Units is to be distributed, and it may modify its original determination with respect to the time of distribution at any time before settlement of the Stock Units is completed.  The Committee may also permit Participants to request a deferral of any distribution under this Section 8.5.  In the case of any deferred distribution, the Committee may increase the amount of such distribution by an interest factor, as it deems appropriate.

8.6 Death of Recipient.

Any Stock Units Award which becomes payable after the recipient’s death shall be delivered or distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award which becomes payable after the recipient’s death shall be delivered or distributed to the recipient’s estate.  The Committee, at its sole discretion, shall determine the form and time of any distribution(s) to a recipient’s beneficiary or estate.

8.7 Performance Shares.

(a) Subject to the other terms of this Plan, the Company may grant Performance Shares to selected Participants upon such terms and conditions as the Committee determines, including:  the applicable performance periods and Performance Criteria; maximum, minimum and target settlement values, if applicable; and whether or not the Participant has the right to vote the Performance Shares.  The Committee will determine the extent to which Performance Criteria related to Performance Shares have been achieved within the applicable performance periods and certify such determination in writing to the extent required to comply with section 162(m) of the Code.

(b) Performance Shares that are granted to Participants who may be “covered employees” under Section 162(m) of the Code and that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, to the extent required by Section 162(m) of the Code, shall be conditioned solely on the achievement of the Performance Criteria established by the Committee within the time prescribed by Section 162(m) of the Code, and shall otherwise comply with the requirements of Section 162(m) of the Code, as described below:

(i) For each Award intended to be “qualified performance-based compensation,” the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) using the Performance Criteria, establish the objective performance factors for each Participant for that performance period; provided that, with respect to such performance factors, the outcome is substantially uncertain at the time the Committee actually establishes them.  The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance factor be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the performance factors are established) has elapsed;

(ii) Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award intended to be “qualified performance-based compensation,” the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based;

(iii) Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis subject to the requirements of Section 409A of the Code.  The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with an Award but may not exercise discretion to increase such amount if such Award is intended to be “qualified performance-based compensation”; and

(iv) If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before an Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro-rated portion of the Award that the Participant would have received but for his or her death or disability.

(c) Except as otherwise provided in this Section 8.7, Performance Shares shall be treated as Stock Units for all other purposes under the Plan unless the context clearly requires otherwise.

(d) The Committee may make the vesting of any Award of Performance Shares, and the delivery of Common Shares thereunder, contingent upon shareholder approval of the applicable Performance Criteria and goals to the extent the Committee determines such shareholder approval necessary to comply with Section 162(m) of the Code.

8.8 Section 409A Provisions.

Notwithstanding anything in the Plan or any Award to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A of the Code), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.  Any payment or distribution that otherwise would be made to a Participant who is a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable regulations under Section 409A of the Code (determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A of the Code) on account of separation from service may not be made before the date which is six months after the date of the specified employee’s separation from service (or if earlier, upon the specified employee’s death) unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short term deferral exemption or otherwise.

ARTICLE 9. VOTING RIGHTS AND DIVIDENDS OR DIVIDEND EQUIVALENTS

9.1 Restricted Shares.

The holders of Restricted Shares awarded under the Plan will not have the same voting, dividend and other rights as the Company’s other stockholders until the Restricted Shares vest.

9.2 Stock Units.

The holders of Stock Units shall have no voting rights and shall have no dividend rights, including, without limitation, no right to dividend equivalents.

ARTICLE 10. PROTECTION AGAINST DILUTION

10.1 General.

In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a stock split, a reverse stock split, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company or a similar occurrence, the Committee shall make appropriate adjustments in one or more of:  (a) the number of Options, Restricted Shares and Stock Units available for future Awards under Section 3.1; (b) the number of Stock Units included in any prior Award which has not yet been settled; (c) the number of Common Shares covered by each outstanding Option; or (d) the Exercise Price under each outstanding Option, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

10.2 Reorganizations.

In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

10.3 Reservation of Rights.

Except as provided in this Article 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option.  The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 11. LIMITATION OF RIGHTS

11.1 Employment Rights.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or a Subsidiary as an employee or retained as a director.  The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment agreement, if any.

11.2 Stockholders’ Rights.

A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

11.3 Creditors’ Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

11.4 Government Regulations.

Any other provision of the Plan notwithstanding, the obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award until such time as:

(a) Any legal requirements or regulations have been met relating to the issuance of such Common Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act, or any applicable state securities laws; and

(b) Satisfactory assurances have been received that such Common Shares, when issued, will be duly listed or quoted on the New York Stock Exchange, the NASDAQ Stock Market, or any other securities exchange or quotation system on which Common Shares are then listed or quoted.

ARTICLE 12. LIMITATION ON PAYMENTS

12.1 Basic Rule.

Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the “Auditors”) determine that any payment or transfer by the Company to or for the benefit of a Key Employee or a Non-Employee Director, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a “Payment”), would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided, that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12.  For purposes of this Article 12, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

12.2 Reduction of Payments.

If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Key Employee or the Non-Employee Director, an applicable notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Key Employee or the Non-Employee Director, as applicable, may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice.  If no such election is made by the Key Employee or the Non-Employee Director, as applicable, within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Key Employee or the Non-Employee Director, as applicable, promptly of such election.  For purposes of this Article 12, present value shall be determined in accordance with Section 280G(d)(4) of the Code.  All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Key Employee or the Non-Employee Director, as applicable, and shall be made within 60 days of the date when a payment becomes payable or transferable.  As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Key Employee or the Non-Employee Director, as applicable, such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Key Employee or the Non-Employee Director, as applicable, in the future such amounts as become due to him or her under the Plan.

12.3 Overpayments and Underpayments.

As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder.  In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Key Employee or the Non-Employee Director, as applicable, which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Key Employee or the Non-Employee Director, as applicable, which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Key Employee or the Non-Employee Director, as applicable, to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code.  In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Key Employee or the Non-Employee Director, as applicable, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

12.4 Related Corporations.

For purposes of this Article 12, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE 13. WITHHOLDING TAXES

13.1 General.

To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution.  The Company shall not be required to make such payment or distribution until such obligations are satisfied.

13.2 Options.

An Optionee may exercise Options to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her under such Options.  Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.  The payment of withholding taxes by surrendering Common Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the  Securities and Exchange Commission.

ARTICLE 14. ASSIGNMENT OR TRANSFER OF AWARD

Subject to Section 5.2, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Article 14 shall be void.  However, this Article 14 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant’s death, nor shall it preclude a transfer by will or by the laws of descent and distribution.

ARTICLE 15. AWARDS TO NON-EMPLOYEE DIRECTORS

15.1 Annual Grant of Restricted Stock.

The Company will award to each Non-Employee Director on the date of the Annual Shareholder Meeting of each year a number of Restricted Shares having an aggregate fair market value of $40,000, rounded up to the nearest whole share.  If the New York Stock Exchange is not open on such date, the date of grant will be the next subsequent day on which the New York Stock Exchange is open.  Restricted Shares granted pursuant to this Section 15.1 shall vest one year from the date of grant.  In addition to the annual grant provided for in this Section 15.1, the Committee may grant additional Awards to Non-Employee Directors at any time in its discretion.

15.2 Effect on Options of Termination of Membership on the Board of Directors.

Subject to Section 15.4 below, an Option awarded to a Non-Employee Director whose term has not yet expired or been forfeited shall become fully vested and immediately exercisable upon the Non-Employee Director’s termination of Board membership on account of death.  Any such Options of a deceased Director may be exercised (a) within five (5) years from such termination of Board membership, or (b) within the original term of the Option, whichever time is less, or such Option shall thereafter automatically terminate.  Options held by a Non-Employee Director whose membership on the Board terminates for reasons other than death, unless subject to the provisions of Section 15.4 of the Plan, shall expire six (6) months from Board termination and are exercisable only to the extent they have vested, as  otherwise provided for pursuant to the terms of this Plan and the applicable Award agreement, prior to expiration.

15.3 Effect on Restricted Stock of Termination of Membership on the Board of Directors.

Subject to Section 15.4 below, in the event of a Non-Employee Director’s termination of Board membership on account of death (i) all Restricted Stock held by such Non-Employee Director shall immediately vest and cease to be subject to the restrictions of this Plan, and (ii) all Awards of Stock Units shall automatically vest and be issued.  In such event, certificates for the Common Stock related to such Award shall be delivered to such Non-Employee Director’s beneficiary as soon as administratively feasible after such event.

15.4 Termination for Cause.

Any provision herein to the contrary notwithstanding, all Options, Restricted Stock, and Stock Units granted to a Non-Employee Director shall automatically terminate and be null and void as of the date a Non-Employee Director’s service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary.

15.5 Change in Control.

Except as otherwise provided in the applicable Award agreement, vesting and lifting of restrictions of Non-Employee Director Awards will be accelerated in the event of a Change in Control.  Share certificates evidencing Restricted Stock may be held in escrow by the Company pending vesting of such shares and shall bear such legends as the Committee deems appropriate to reflect the restrictions applicable under the Plan and Award agreement.

15.6 Remaining Terms.

The remaining terms and conditions of Awards granted to Non-Employee Directors shall be substantially the same as the terms in effect for the Key Employees made under the Plan and shall be set forth in an Award agreement.

ARTICLE 16. FUTURE OF THE PLAN

16.1 Term of the Plan.

The Plan, as set forth herein, became effective on March 30, 1992.  The Plan has subsequently been amended.  No Award shall be granted under the Plan after (a) the tenth anniversary of the earlier of November 19, 2010, or (b) any earlier date of discontinuation or termination established pursuant to 16.2 of the Plan; provided, however, that no Performance Shares shall be granted under the Plan after the fifth year following the year in which stockholders approved the Performance Criteria unless and until the Performance Criteria are re-approved by the stockholders.

16.2 Amendment or Termination.

The Board may, at any time and for any reason, amend or terminate the Plan.  However, any amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by applicable laws, regulations or rules, including the rules of any exchange on which the Company’s common stock is listed.

16.3 Effect of Amendment or Termination.

No Awards shall be made under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Option SAR, Restricted Share or Stock Unit previously granted under the Plan.

ARTICLE 17. GENERAL PROVISIONS

17.1 No Trust or Fund Created.

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

17.2 Consultation With Professional Tax and Investment Advisors.

The holder of any Award granted hereunder acknowledges that the grant, exercise, vesting or any payment with respect to such an Award, and the sale or other taxable disposition of the shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws.  Such a holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives).  Finally, such a holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the shares acquired pursuant to the Plan, is solely and exclusively the responsibility of such holder without any expectation or understanding that the Company or any of its employees, representatives or Affiliates will pay or reimburse such holder for such taxes or other items.

17.3 Foreign Employees and Foreign Law Considerations.

The Committee may grant Awards to Participants who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

17.4 Blackout Periods.

Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

ARTICLE 18. DEFINITIONS

18.1 “Auditors” shall have the meaning set forth in Section 12.1.

18.2 “Award” means any award of an Option (with or without a related SAR), a Restricted Share, or a Stock Unit (including Performance Shares) under the Plan.

18.3 “Award Year” means the Company’s fiscal year (September 1—August 31) with respect to which an Award may be granted.

18.4 “Board” means the Company’s Board of Directors, as constituted from time to time.

18.5 “Change in Control” means the occurrence of any of the following events:

(a) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act;

(b) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

(c) Any “person” (as such term is used in Section 13(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

18.6 “Code” means the Internal Revenue Code of 1986, as amended.

18.7 “Committee” means the Compensation Committee of the Board, as constituted from time to time.

18.8 “Common Share” means one share of the common stock of the Company.

18.9 “Company” means Franklin Covey Co., a Utah corporation.

18.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

18.11 “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

18.12 “Fair Market Value” means, with respect to any property (including, without limitation, any Common Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, unless otherwise determined by the Committee, Fair Market Value of a Common Share as of a given date shall mean the closing price of a Common Share on the trading day in question, as stated in the New York Stock Exchange composite transactions report or reported by the NASDAQ Stock Market or by such other exchange or quotation system on which the Common Shares are listed or quoted; or if such exchange is not open for trading on such date, on the next date that such exchange is open for trading.

18.13 “ISO” means an incentive stock option described in Section 422A(b) of the Code.

18.14 “Key Employee” means a key employee of the Company or any Subsidiary, as determined by the Committee and includes key employees of the Company or any Subsidiary who are also directors.

18.15 “Net Exercise” shall have the meaning set forth in Article 6.

18.16 “Non-Employee Director” means a director of the Company or any Subsidiary who is not also an employee of the Company or any Subsidiary.

18.17 “NSO” means an employee stock option not described in Sections 422 through 424 of the Code.

18.18 “Old Director’s Plan” shall have the meaning set forth in the Introduction.

18.19 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

18.20 “Optionee” means an individual who holds an Option.

18.21 “Overpayment” shall have the meaning set forth in Section 12.3.

18.22 “Participant” means a Key Employee or a Non-Employee Director who has received an Award.

18.23 “Payment” shall have the meaning set forth in Section 12.1.

18.24 “Performance Criteria” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

•	earnings per share;

•	revenues, including net sales growth;

•	return on investment;

•	earnings, including net operating profit after taxes;

•	return on equity;

•	profit margins;

•	cost reductions;

•	inventory levels;

•	delivery performance;

•	safety performance;

•	quality performance;

•	core operating earnings;

•	total stockholder return;

•	cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

•	economic value added;

•	stockholder value added;

•	market share;

•	price to earnings ratio;

•	expense ratios;

•	workforce goals;

•	total expenditures;

•	completion of key projects.

Each such performance goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee.  To the extent consistent with Section 162(m), the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) restructurings, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).  To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to stockholders and obtaining stockholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining stockholder approval.

18.25 “Performance Shares” means a Stock Unit under which the recipient is entitled to receive a Common Share or other benefits at a subsequent date, subject to the attainment of specified Performance Criteria.

18.26 “Plan” means this Franklin Covey Co. Second Amended and Restated 1992 Stock Incentive Plan, as it may be amended from time to time.

18.27 “Reduced Amount” shall have the meaning set forth in Section 12.1.

18.28 “Restricted Stock” or “Restricted Share” means a Common Share awarded to a Participant under the Plan subject to vesting conditions.

18.29 “SAR” means a stock appreciation right granted under the Plan as part of an Option or as a subsequent addition to an Option.

18.30 “Securities Act” means the Securities Act of 1933, as amended.

18.31 “Stock Award Agreement” means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

18.32 “Stock Option Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

18.33 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share and awarded to a Participant under the Plan.  “Stock Unit” includes a Performance Share.

18.34 “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

18.35 “Underpayment”  shall have the meaning set forth in Section 12.3.

ARTICLE 19. EXECUTION

To record the adoption of the Plan by the Board and approval by the stockholders, the Company has caused its duly authorized officer to sign below.

FRANKLIN COVEY CO.

By: ___________________________________________

PROXY
FRANKLIN COVEY CO.
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Stephen D. Young as proxy, with full power of substitution, to vote, as designated below, all shares of Common Stock of Franklin Covey Co. (the Company), which the undersigned is entitled to vote at the annual meeting of shareholders of the Company (the Annual Meeting) to be held at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, on January 14, 2011 at 8:30 a.m., local time, or any adjournment(s) thereof.  This proxy is solicited on behalf of the Board of Directors of the Company.  This proxy, when properly executed and returned in a timely manner, will be voted as specified. If no instructions are specified, this proxy will be voted “FOR” all proposals in accordance with the recommendation of the board of directors.

1.	Election of nine directors of the Company, each to serve until the next Annual Meeting and until their respective successors shall be duly elected and shall qualify.
Nominees: Clayton M. Christensen, Stephen R. Covey, Robert H. Daines, E.J. “Jake” Garn, Dennis G. Heiner, Donald J. McNamara, Joel C. Peterson, E. Kay Stepp, and Robert A. Whitman.
☐	FOR all nominees	☐	WITHHOLD AUTHORITY all nominees	☐	FOR all nominees, except WITHHOLD AUTHORITY for the nominee(s ) whose name(s) are circled above

2.	Proposal to approve the Second Amended and Restated 1992 Stock Incentive Plan:
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal quarter ending November 27, 2010.
☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
☐	FOR	☐	AGAINST	☐	ABSTAIN

sFOLD AND DETACH HEREs

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held January 14, 2011. The Proxy Statement and our 2010 Annual Report are available at: www.shareholdermaterial.com/FC.

The Board of Directors unanimously recommends that the share holders vote “FOR” all proposals.  To vote in accordance with the Board of Directors recommendations, sign below. The “FOR” boxes may, but need not, be checked.  To vote against any proposal, or to abstain from voting on any proposal, check the appropriate box above.  PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

    Dated: ___________________________________

_________________________________________
Signature of Shareholder(s)

_________________________________________
Signature (if held jointly)

♦FOLD AND DETACH HERE♦